Exhibit 2
                                                                       ---------

CONFIDENTIAL










--------------------------------------------------------------------------------





                              AMENDED AND RESTATED
                     CONDITIONAL PURCHASE AND SALE AGREEMENT

                                     between

                             VODAFONE AMERICAS B.V.,

                             CARLOS PERALTA QUINTERO

                                       and

           Certain Other Shareholders of Grupo Iusacell, S.A. de C.V.
                        as set forth on Exhibit A hereto

                                   dated as of

                                 March 30, 2001





--------------------------------------------------------------------------------

CONFIDENTIAL


                                TABLE OF CONTENTS
                                -----------------


                                                                           Page
                                                                           ----



ARTICLE 1 CERTAIN DEFINITIONS................................................2
    1.1      Defined Terms...................................................2
    1.2      Other Definitional Provisions...................................6

ARTICLE 2 THE TRANSACTION....................................................7
    2.1      Purchase and Sale...............................................7
    2.2      Taxes...........................................................8
    2.3      Closing.........................................................9

ARTICLE 3 REPRESENTATIONS AND WARRANTIES.....................................9
    3.1      Representations and Warranties of the Sellers...................9
    3.2      Representations and Warranties of the Buyer.....................9
    3.3      Survival of Representations and Warranties......................9

ARTICLE 4 COVENANTS AND AGREEMENTS...........................................9
    4.1      Agreements of the Sellers Pending the Closing...................9
    4.2      Agreements of the Buyer........................................10
    4.3      Covenants of the Sellers and the Buyer.........................10

ARTICLE 5 CONDITIONS PRECEDENT TO CLOSING...................................11
    5.1      Interpretation of this Article.................................11
    5.2      Conditions Precedent to the Buyer's Closing Obligations........11
    5.3      Conditions Precedent to the Sellers' Closing Obligations.......15
    5.4      Additional Conditions to All Parties' Closing Obligations......16

ARTICLE 6 INDEMNIFICATION...................................................16
    6.1      Indemnification................................................16
    6.2      Indemnification Floor and Deductible...........................17
    6.3      Third-Party Claims.............................................17
    6.4      Adjustment For Insurance.......................................18
    6.5      Payment........................................................18
    6.6      Other Rights and Remedies......................................19

ARTICLE 7 MISCELLANEOUS.....................................................19
    7.1      Termination:  Rescission.......................................19
    7.2      Expenses.......................................................21
    7.3      Joint and Several Liability; Seller Representative.............21
    7.4      Further Assurances.............................................21
    7.5      Additional Post Closing Confidentiality Undertakings...........21
    7.6      Non-Solicitation...............................................22
    7.7      Contents of Agreement..........................................22


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CONFIDENTIAL


    7.8      Assignment and Binding Effect..................................22
    7.9      Waiver.........................................................23
    7.10     Notices........................................................23
    7.11     Remedies.......................................................24
    7.12     Governing Law: Dispute Resolution..............................25
    7.13     No Benefit to Others...........................................26
    7.14     Headings.......................................................26
    7.15     Severability...................................................26
    7.16     Counterparts...................................................26
    7.17     Publicity......................................................26


EXHIBITS
--------

Exhibit A      -   Ownership and Sale of Sellers' Company Shares
Exhibit B      -   Subsidiaries of Grupo Iusacell, S.A. de C.V.
Exhibit C-1    -   Telecommunications Licenses Held by the Company
Exhibit C-2    -   Telecommunications Licenses Held by Third Parties and Used by
                   the Company
Exhibit D      -   Forms of Legal Opinions
Exhibit E      -   Representations and Warranties of the Sellers
Exhibit F      -   Representations and Warranties of the Buyer

SCHEDULES
---------

Schedule 1(d)      -   Subsidiaries Incorporated Under Foreign Law
Schedule 1(f)      -   Authorizations necessary for the Company Business which
                       are lacking
Schedule 1(g)      -   Restrictions for the Sale of the Company Shares
Schedule 2         -   Stock Purchase Options
Schedule 4(a)      -   Title, Liens and Restrictions for Sale of the Company
                       Shares
Schedule 4(c)      -   Liens on the Company's Property
Schedule 4(d)      -   Real Property Owned or Leased by the Company
Schedule 4(e)
Schedule 5         -   Property of the Company being used by third parties and
                       assets being used by the Company which belong to third
                       parties
Schedule 6(a)      -   Authorizations and Telecommunications Licenses
Schedule 7         -   Accounts Receivable
Schedule 8         -   Intellectual Property Infringement Claims
Schedule 9         -   Material Changes since December 31, 1999
Schedule 10(a)     -   Litigation, Judgements
Schedule 10(b)     -   Outstanding Judgements, Awards and Fines
Schedule 11 (a)    -   Compliance with Contracts
Schedule 11 (c)    -   Compliance with Authorizations
Schedule 12(b)     -   Filings made by the Company which have been asserted
                       some deficiency
Schedule 12(c)     -   Uncured Violations
Schedule 14(b)(i)  -   Labor claims against the Company
Schedule 14(b)(ii) -   Collective Bargaining Agreements


                                      -ii-


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CONFIDENTIAL


Schedule 15        -      List of Current Authorized Distributors
Schedule 16        -      Undisclosed Liabilities
Schedule 17(a)     -      Agreements entered into by the Company listed in
                          Representation 17
Schedule 18(a)     -      Material Interest of Shareholders, Officers and
                          Affiliates
Schedule 19(f)     -      Tax issues
Schedule 22        -      Powers of Attorney
Schedule 23        -      (a) Standard Rate Plans
                          (b) Products and Services Provided
                          (c) Subscriber Agreements

CONFIDENTIAL


                              AMENDED AND RESTATED
                     CONDITIONAL PURCHASE AND SALE AGREEMENT


     THIS AMENDED AND RESTATED CONDITIONAL PURCHASE AND SALE AGREEMENT, dated as of March 30, 2001, is entered into between VODAFONE AMERICAS B.V., a corporation duly organized under the laws of the Netherlands (the "Buyer") on the one hand,
                                                        -----
and on the other, ING. CARLOS PERALTA QUINTERO, a Mexican citizen, and certain other shareholders of the Company (as defined below) as set forth on Exhibit A
                                                                       ---------
hereto (each, a "Seller" and collectively, the "Sellers").
                 -----                          -------

                                    RECITALS

     WHEREAS, Vodafone Group Plc, a public limited company duly organized under the laws of the United Kingdom, and the Sellers entered into that certain Conditional Purchase and Sale Agreement dated as of January 5, 2001 (the "Original Agreement");
 ------------------

     WHEREAS, Vodafone Group Plc assigned all of its rights and obligations under the Original Agreement to the Buyer pursuant to that certain notice of assignment dated as of February 20, 2001 and executed and acknowledged by the Seller Representative; and

     WHEREAS, the Buyer and the Sellers have agreed to amend and restate the Original Agreement in its entirety resulting in this Amended and Restated Conditional Purchase and Sale Agreement (the "Agreement");
                                              ---------

     WHEREAS,  as specifically set forth in Exhibit A, the Sellers  collectively
                                            ---------
own and hold of record shares representing thirty-four and fifty-three hundredths percent (34.53%) of the corporate capital (capital social) of Grupo Iusacell, S.A. de C.V., a Mexican sociedad anonima de capital variable (the "Company");
 -------

     WHEREAS,  the  corporate  capital of the  Company  (the  "Company  Shares")
                                                               ---------------
consists of two classes of stock:  Series A (the "Series A Shares") and Series V
                                                  ---------------
(the "Series V Shares");
      ---------------

     WHEREAS, the Buyer desires to purchase two hundred thirty-two million four hundred ninety-nine thousand four hundred thirty-seven (232.499,437) Series A Shares, which represent thirty-one and fifty-five hundredths percent (31.55%) of the Series A Shares (the "Sellers' Series A Shares") and two hundred sixty
                            -------------------------
million three hundred sixteen thousand nine hundred three (260,316,903) Series V Shares, which represent thirty-seven and seventy-one hundredths percent (37.71%) of the Series V Shares (the "Sellers' Series V Shares"), which together
                                  --------------------------
represent thirty-four and fifty-three hundredths percent (34.53%) of the Company Shares (the "Sellers' Company Shares");
             -----------------------

     WHEREAS, on the terms and conditions contained in this Agreement, the Buyer desires to purchase the Sellers' Company Shares from the Sellers;

     WHEREAS, for purposes of this Agreement and any related agreements, the Sellers wish to designate an individual specified herein as their representative to provide and agree upon certain

CONFIDENTIAL


matters on the Sellers' behalf, to give and receive notices on behalf of the Sellers, to represent the Sellers in certain capacities and to bind them as set forth herein;

     WHEREAS, the Company's subsidiaries include but are not limited to the entities set forth in Exhibit B (the Company and each of its subsidiaries being
                      ---------
hereinafter referred to collectively as the "Iusacell Group");
                                             --------------

     WHEREAS, members of the Iusacell Group hold or have the right to use the licenses set forth on Exhibits C-1 and C-2, which were granted by Mexico's
                        ---------------------
Communications and Transportation Ministry (Secretaria de Comunicaciones y Transportes, hereinafter the "SCT");
                              ---

     WHEREAS, the Iusacell Group is currently engaged primarily in the business of marketing, selling and providing various wireless telecommunications services in Mexico (the "Company Business"); and
                ----------------

     WHEREAS, the Buyer and/or its Affiliate(s) (as defined below) intend(s) to enter into a joint venture, shareholders or similar agreement with certain
affiliates   of  Verizon   Communications   that  own  shares  in  the   Company
(collectively,   "Verizon"),  which  joint  venture,   shareholders  or  similar
                  -------
agreement shall replace that certain 1999 Shareholders Agreement dated as of June 21, 1999 between Verizon and the Sellers (the "1999 Shareholders
                                                             -------------------
Agreement") and which will set forth,  among other things, the governance rights
---------
of the Buyer (or its Affiliate) and Verizon in the Company and in the other members of the Iusacell Group (the "Joint Venture Agreement");
                                    -----------------------

     NOW,   THEREFORE;   in   consideration  of  the  premises  and  the  mutual
representations, warranties, covenants, agreements and conditions herein contained, and intending to be legally bound, the parties hereto agree as follows:

                                   ARTICLE 1
                               CERTAIN DEFINITIONS

     1.1 Defined Terms. For purposes of this Agreement  (including the Schedules
         -------------
hereto), the terms defined in this Agreement shall have the respective meanings specified herein, and, in addition, the following terms shall have the following meanings:

     "Acquisition Proposal" is defined in Section 4.1.2.
      --------------------

     "Affiliate" or "affiliate"  means, as to any Person, any other Person which
      ---------      ---------
is in control of, is controlled by, or is under common control with, such Person. The term "control" (including, with correlative meanings, the terms
                   -------
"controlled  by" and "under  common  control  with"),  as applied to any Person,
 --------------       ----------------------------
means the possession, direct or indirect. of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other ownership interest, by contract or otherwise.

     "Agreement" means this Amended and Restated  Conditional  Purchase and Sale
      ---------
Agreement, and all Schedules and Exhibits hereto, as amended, modified or supplemented from time to time in accordance with the terms hereof.

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CONFIDENTIAL


     "Authorizations"  means, as to any Person, any and all licenses  (including
      --------------
Telecommunications Licenses), permits, franchises, orders, approvals, concessions, registrations, qualifications and other authorizations issued to such Person by or under the authority of any federal, state, local or foreign law, Governmental Authority or industry or other nongovernmental self-regulatory organization.

     "BMV" is defined in Section 2.1.1.
      ---

     "Broker" shall mean Accival  (Acciones y Valores de Mexico,  S A. de C. V.,
      ------
Casa de Bolsa).

     "Business  Day" means any day other than a  Saturday,  a Sunday or a day on
      -------------
which banks in any of San Francisco (US), London (UK) or Mexico City (Mexico) are authorized or required to close.

     "Buyer" is defined in the Recitals.
      -----

     "Closing" and "Closing Date" are defined in Section 2.1.1.
      -------       ------------

     "CNBV" is defined in Section 2.1.1.
      ----

     "Commercially  Reasonable  Efforts"  means a Party's  efforts in accordance
      ---------------------------------
with reasonable commercial practices and without the payment of any money to any third party except the incurrence of reasonable costs and expenses that are not material in the context of the commercial objectives to be achieved under this Agreement.

     "COFETEL" is defined in Section 2.1.1(a)
      -------

     "Company" is defined in the Recitals.
      -------

     "Company Business" is defined in the Recitals.
      ----------------

     "Company Contracts" is defined in Section 17(b), Exhibit E.
      -----------------

     "Company  Current  Balance  Sheer" is defined in Section  3(b),  Exhibit E.
      --------------------------------

     "Company Financial Statements" is defined in Section 3(a), Exhibit E.
      ----------------------------

     "Company Shares" is defined in the Recitals.
      --------------

     "Company Subscribers" is defined in Section 7.6(b).
      -------------------

     "Damaged Assets" is defined in Section 5.2.3.
      --------------

     "Dollar,"  "dollar" and "US$" mean the lawful currency of the United States
      ------     ------       ---
of America.

     "Due Date" is defined in Section 6.5(a).
      --------

     "Environmental Claim" is defined in Section 13(b), Exhibit E.
      -------------------

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CONFIDENTIAL


     "Environmental Laws" is defined in Section 13(b), Exhibit E.
      ------------------

     "EU" means the European Union.
      --

     "FIUSA" means FIUSA Pasteje, S.A. de C.V.
      -----

     "Governmental Authority" means any nation or government, any state or other
      ----------------------
political subdivision thereof or any entity (including without limitation a court) exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government (other than a taxing authority).

     "Income  Tax" means all Taxes  computed  in whole or in part based on or by
      -----------
reference to net income, capital, net worth or profit and any franchise, alternative, minimum, accumulated earnings or personal holding company's Tax (including all interest and penalties thereon and additions thereto).

     "Indemnitee" is defined in Section 6.1.
      ----------

     "Indemnitor" is defined in Section 6.1.
      ----------

     "Intellectual Property" means all copyrights,  patents,  trademarks,  trade
      ---------------------
names, service marks, URLs (uniform resource locators) and applications for the foregoing, and all software, firmware, trade secrets, proprietary technologies, know-how, inventions, discoveries, improvements, processes and formulas (secret or otherwise), and any and all other forms of intellectual property.

     "Inventory"  means all inventory  held by the Company and each other member
      ---------
of the Iusacell Group for consumption by or sale to the public, including, without limitation, phones,. spare parts and supplies, whether or not obsolete.

     "Iusacell Group" is defined in the Recitals.
      --------------

     "Joint Venture Agreement" is defined in the Recitals.
      -----------------------

     "Knowledge" or "knowledge" means the actual knowledge of any Seller and, as
      ---------      ---------
to FIUSA, the actual knowledge of any of its officers or legal representatives. Knowledge includes the actual knowledge of any of the Sellers' representatives or employees who have served as officers and/or members of the boards of directors of any member of the Iusacell Group.

     "Lien" means any type of lien,  encumbrance or adverse claim,  or any other
      ----
type of limitation on ownership, on enjoyment, of on the exercise of corporate or economic rights.

     "Losses" is defined in Section 6.1.
      ------

     "Material  Adverse Change" and "Material  Adverse Effect" means any change,
      ------------------------       ------------------------
effect and/or circumstance that, taken as a whole, is materially adverse to the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of the Company, any other member of the Iusacell Group, the Sellers or the Buyer, as applicable in the context.

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CONFIDENTIAL


     "Mexican GAAP" means generally accepted accounting principles in Mexico, as
      ------------
in effect from time to time.

     "Mexico" means the United Mexican States.
      ------

     "Party" or "party"  means a party to this  Agreement  and "other  Party" or
      -----      -----                                          ------------
"other  party"  means the Buyer or the  Seller  Representative  on behalf of the
 ------------
Sellers, as applicable.

     "Person" means an individual,  partnership,  corporation, limited liability
      ------
company, public limited liability company, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity or enterprise of whatever nature.

     "Peso" means the lawful currency of the United Mexican States.
      ----

     "Prime Rate" means the annual  interest rate set forth as the Prime Rate in
      ----------
the "Money Rates" table of The Wall Street Journal.
                           -----------------------

     "Property Taxes" means ad valorem, real and personal property Taxes.
      --------------

     "Purchase  Price" means the Peso  equivalent of nine hundred  seventy-three
      ---------------
million three hundred twelve thousand two hundred seventy-two dollars (US$973,312,272) as of the Closing Date, less the sum of (i) any currency conversion costs incurred by the Buyer in converting the aforementioned sum (provided that each of the Seller Representative and the Buyer shall have the right to approve the terms and conditions of the conversion) and (ii) any broker fees incurred by the Buyer related to the Registered Transaction set forth in
Article II (with the amount of such fees not to exceed one trillion five hundred thousand dollars (US$1,500,000)).

     "Registered Transaction" is defined in Section 2.1.1.
      ----------------------

     "Requirement  of  Law"  means,  as to  any  Person,  any  permit,  license,
      --------------------
judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award in each case applicable to or binding upon such Person or any of its property or assets or to which such Person or any of its property or assets is subject.

     "SCT" is defined in the Recitals.
      ---

     "Seller" and "Sellers" are defined in the Recitals.
      ------       -------

     "Sellers' Company Shares" is defined in the Recitals.
      -----------------------

     "Seller Representative" is defined in Section 7.3(b).
      ---------------------

     "Sellers' Series A Shares" is defined in the Recitals.
      ------------------------

     "Sellers' Series V Shares" is defined in the Recitals.
      ------------------------

     "Series A Shares" is defined in the Recitals.
      ---------------

CONFIDENTIAL


     "Series V Shares" is defined in the Recitals.
      ---------------

     "Settlement  Date" means the date which is two (2) Business Days  following
      ----------------
the Closing Date.

     "Survival Period" is defined in Section 3.3.
      ---------------

     "Tax Return" and "Tax  Returns"  mean one or more return,  report,  notice,
      ----------       ------------
form, declaration, claim for refund, estimate, election, or information statement or other document relating to any Tax, including any Schedule or attachment thereto, and any amendment thereof.

     "Tax" or "Taxes" mean all taxes of any kind, including, without limitation,
      ---      -----
any federal, state, local and foreign income, profits, license, severance, occupation, windfall profits, capital gains, capital stock, transfer, registration, social security (or similar), production, franchise, gross receipts, payroll, sales, employment, use, property, excise, value added, estimated, stamp, alternative or add-on minimum, environmental, withholding and any other tax or assessment, together with all interest, penalties and additions imposed with respect to such amounts, whether or not disputed.

     "Telecommunications Law" is defined in Section 2.1.
      ----------------------

     "Telecommunications  Licenses" means any and all  concessions,  permits and
      ----------------------------
registrations  listed in (a)  Exhibit  C-1 and  issued to any  member(s)  of the
                              ------------
Iusacell Group by or under the authority of the SCT to install, operate and exploit telecommunications networks or facilities, including without limitation the radio electric spectrum to provide telecommunications and ancillary services, and (b) Exhibit C-2 and issued to any third party, but used by the
                    -----------
Company or . any other member of the Iusacell Group, by or under the authority of the SCT to install, operate and exploit telecommunications networks or facilities, including without limitation the radio electric spectrum to provide telecommunications and ancillary services.

     "US" and "USA" means the United States of America.
      --       ---

     "Verizon" is defined in the Recitals.
      -------

     1.2 Other Definitional Provisions.
         -----------------------------

         (a) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any . particular provision of this Agreement, and Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

CONFIDENTIAL


                                   ARTICLE 2
                                 THE TRANSACTION

     2.1 Purchase and Sale.  Pursuant to the terms and subject to the conditions
         -----------------
hereinafter   set  forth  and  on  the  basis  of  and  in  reliance   upon  the
representations, warranties, obligations and agreements set forth herein, the Sellers shall sell, assign, transfer and deliver to the Buyer, and the Buyer shall purchase from the Sellers, all of the Sellers' right, title and interest in and to the Sellers' Company Shares, free and clear of all Liens, other than restrictions imposed by applicable provisions of the Federal Telecommunications Law (Ley Federal de Telecomunicaciones, hereinafter the "Telecommunications
                                                              ------------------
Law"),  the  Authorizations,  the Joint Venture  Agreement and the bylaws of the
---
Company, as follows:

     2.1.1 The purchase and sale transaction contemplated herein (the "Closing") shall occur on the Mexican Stock Exchange (Bolsa Mexicana de Valores, hereinafter the "BMV") by means of a registered transaction (Operacion de
                   ---
Registro,  hereinafter  the  "Registered  Transaction")  duly  authorized by the
                              -----------------------
Mexican Banking and Securities Commission (Comision Nacional Bancaria y de Valores, hereinafter the "CNBV"), as follows:
                          ----

         (a) On or before the Closing Date:

             (i) the parties shall have obtained all Authorizations required under the Agreement and necessary to proceed with the Closing as set forth herein, including but not limited to Authorizations from the Mexican Antitrust Commission (Comision de Competencia), the CNBV and, if necessary, Mexico's Communications and Transportation Ministry (Secretaria de Comunicaciones y Transportes) and Federal Telecommunictions Commission (Comision Federal de Telecomunicaciones, hereinafter "COFETEL").
                                                           -------

             (ii) the Seller Representative shall transfer to the Broker, the Sellers'. Company Shares, which shall be maintained at the Broker's account with the Indeval, S.A. Institucion para el Deposito de Valores as well as providing to the Buyer a copy, certified by the Company Secretary, of the relevant pages of the Company's share registry book (libro de registro de acciones) evidencing that the Sellers' Company Shares have been duly recorded in said share registry book in the name of the Sellers.

             (iii) the Seller Representative shall deliver to the Buyer (1) copies of public instruments (or relevant excerpts therefrom) evidencing the fact that on the Closing Date the Persons executing this Agreement and any documents delivered on behalf of the Sellers at the Closing have all powers necessary to execute said Agreement and other documents on behalf of the Sellers, and to bind the Sellers in accordance with the terms hereof and thereof, and (2) at the Closing, the legal opinion of Sellers' counsel, following in substantial form the agreed upon form of legal opinion set forth in Exhibit D, dated as of the Closing Date and addressed to the
              ----------
     Buyer; and

             (iv) the Buyer shall deliver to the Seller Representative (1) copies of public instruments (or relevant excerpts therefrom) evidencing the fact that the Persons executing this Agreement and any documents delivered on behalf of the Buyer at the Closing have all powers necessary to execute said Agreement and other documents on

CONFIDENTIAL


     behalf of the Buyer, and to bind it in accordance with the terms hereof and thereof, and (2) the legal opinion of Buyer's counsel, following in substantial form the agreed upon form of legal opinion set forth in Exhibit
                                                                         -------
     D  hereto,  dated  as of the  Closing  Date  and  addressed  to the  Seller
     -
     Representative.

         (b) At a date and time mutually agreed, but (i) no later than three (3) trading days following the Business Day on which all of the conditions set forth in Article V herein are satisfied or waived and (ii) no sooner than April 2, 2001 (the "Closing Date"), the Sellers and the Buyer shall, in writing, jointly
           ------------
instruct the Broker to place an order to sell the Sellers' Company Shares by means of a Registered Transaction duly approved by the CNBV at a price to be mutually agreed by the Buyer and the Seller Representative. The Buyer, through the Broker, shall then immediately place an order to purchase the Sellers' Company Shares for an amount equal to the Purchase Price. The Buyer shall have no obligation to purchase any Company Shares fewer in number than the total number of Sellers' Company Shares, and shall have no obligation to purchase any Company Shares from any third party.

         (c) On the Settlement Date, (i) the Buyer shall deliver the Purchase Price to the Broker and (ii) the Sellers shall cause the Broker to register the transfer of the Sellers' Company Shares with the Indeval, S.A. Institucion para el Deposito de Valores, which shall constitute all of the Sellers' right, title and interest in and to the Sellers' Company Shares, free and clear of all Liens, other than restrictions imposed by the applicable provisions of the Telecommunications Law, the Authorizations, the Joint Venture Agreement and the bylaws of the Company.

         (d) As soon as practicable following the Settlement Date, the Sellers, the Buyer and the Company shall provide notice of the transfer to the BMV and the CNBV.

     2.1.2 Other Deliveries. The parties hereto shall also deliver to each other
           ----------------
the agreements, closing certificates, and other documents and instruments required to be delivered pursuant to this Agreement.

     2.2 Taxes.  Notwithstanding any other provisions or any limitations in this
         -----
Agreement (including but not limited to any provisions or limitations set forth in Article VI hereof), any Taxes payable with respect to the sale of the Sellers' Company Shares hereunder shall be borne by and accrue to the account of the Sellers and, accordingly, the Buyer shall, to the extent required by law, be entitled to deduct and withhold Taxes from the Purchase Price payable to the Sellers. Any Tax so deducted by the Buyer shall be promptly remitted to the appropriate Tax authority, and the Buyer shall provide the Sellers with a receipt in respect of the Tax so remitted. Subject to the Buyer's general obligation to withhold and remit Tax where required by law as provided herein, the parties contemplate that no such withholding obligations will exist with respect to Mexican Income Tax (impuesto sobre la renta) due to the fact that the Buyer is not a Mexican resident and does not have a permanent establishment or fixed base in Mexico. In the event that, subsequent to the Closing, a taxing authority asserts that the Buyer failed to withhold some or all of any tax payable on the Purchase Price with respect to one or more of the Sellers and seeks to assert any liability against either the Buyer or the Company, such Seller or Sellers shall indemnify and hold the buyer or the Company, as the case may be, harmless from and against all liabilities incurred by the Buyer or the Company arising out of or resulting from such failure to withhold (including penalties and interest, if applicable).

CONFIDENTIAL


     2.3 Closing.
         -------

         (a) Unless this Agreement shall have earlier terminated in accordance with its provisions, the Closing shall take place in Mexico City, D.F. on the BMV on a date and time as set forth in Section 2.1.1(b).

         (b) If the Closing has not occurred by April 27, 2001, this Agreement shall terminate.

         (c) Transfer of title to the Sellers' Company Shares will not occur until the BMV and Indeval, S.A. Institucion para el Deposito de Valores record the Registered Transaction, at which point the transfer of title of the Sellers' Company Shares to the Buyer will take place.

                                   ARTICLE 3
                         REPRESENTATIONS AND WARRANTIES

     3.1  Representations  and Warranties of the Sellers.  The Sellers represent
          ----------------------------------------------
and warrant to the Buyer as set forth in Exhibit E hereto,  and hereby  obligate
                                         ---------
themselves to the truth and correctness thereof.

     3.2  Representations  and Warranties of the Buyer. The Buyer represents and
          --------------------------------------------
warrants to the Sellers as set forth in Exhibit F hereto,  and hereby  obligates
                                        ---------
itself to the truth and correctness thereof.

     3.3  Survival  of  Representations  and  Warranties.  The  representations,
          ----------------------------------------------
warranties and statements made by the parties in this Agreement and in the certificates and other Closing documents delivered in connection herewith, shall survive the Closing and remain in effect (a) forever, in the case of representations, warranties and statements relating to capitalization and title to the Sellers' Company Shares; (b) through the applicable statute of limitations or prescription period, in the case of representations, warranties and statements relating to Taxes; and (c) through the first anniversary of the Closing, in the case of all other representations, warranties and statements (in each case, the "Survival Period"); provided, however, that any intentional
                 ----------------
misrepresentation shall survive the Closing without limitation.

                                   ARTICLE 4
                            COVENANTS AND AGREEMENTS

     4.1 Agreements of the Sellers Pending the Closing. The Sellers covenant and
         ---------------------------------------------
agree that, from the date of this Agreement until the Closing (or such other time as may be otherwise provided herein) or the earlier termination of this Agreement in accordance with its terms and except as otherwise consented to in writing by the Buyer:

     4.1.1 Financial Information. The Sellers shall deliver to the Buyer as soon
           ---------------------
as possible, but in any event within thirty (30) calendar days after the Sellers are provided by the Company with such information, a consolidated balance sheet and statement of operations for such month and for the portion of the fiscal year ending with such month that fairly present in accordance with Mexican GAAP the consolidated financial position and results of operations of the Company and the other members of the Iusacell Group as of the end of such month and for such period.

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CONFIDENTIAL


     4.1.2  Exclusivity.  Unless  and  until  this  Agreement  shall  have  been
            -----------
terminated in accordance with its terms, neither the Sellers nor any of their Affiliates shall directly or indirectly solicit any proposal that constitutes an Acquisition Proposal (as defined below), engage in any substantive discussions or negotiations with respect to an Acquisition Proposal, provide any confidential information of or relating to the Sellers' Company Shares to any Person in furtherance of an Acquisition Proposal, or accept any Acquisition Proposal. "Acquisition Proposal" means any offer to acquire (or meaningful
            ---------------------
indication of interest in the acquisition of), directly or indirectly, all or any part of the Sellers' Company Shares, whether by merger, consolidation, sale of stock, assets or partnership interests or similar transaction or series of transactions, other than any such offer or indication made by the Buyer or its representatives.

     4.1.3  Compliance  with  FCPA.  Each of the  Sellers  and their  respective
            ----------------------
Affiliates, agents or representatives shall observe the following requirements in all actions or matters relevant to the transactions contemplated by this
Agreement: (a) no action shall be taken by or on behalf of any of the foregoing Persons which violates any applicable law or regulation of Mexico or any other applicable jurisdiction (including the provisions of the US Foreign Corrupt Practices Act); (b) no expenditure for other than lawful purposes shall be made by or on behalf of any of the foregoing Persons; and (c) no payments shall be made and nothing of value shall be given to government officials by any of the foregoing Persons or any of their agents, except such payments as are required by law and made to such officials in other than their individual capacities.

     4.2 Agreements of the Buyer.  The Buyer covenants and agrees that, from the
         -----------------------
date of this Agreement until the Closing (and following Closing to the extent expressly set forth herein) or the earlier termination of this Agreement in accordance with its terms, except as otherwise consented to in writing by the Sellers (which consent shall not be unreasonably withheld):

     4.2.1 Communications Act. The Buyer shall not take any action to disqualify
           ------------------
itself under the Telecommunications Law or other applicable laws, rules and regulations from acquiring the Sellers' Company Shares.

     4.2.2 Other  Transactions.  Unless and until this Agreement shall have been
           -------------------
terminated in accordance with its terms, neither the Buyer nor any of its Affiliates shall directly or indirectly engage in any substantive discussions or negotiations or enter into any transaction in Mexico which would prohibit or prevent the Buyer from performing its obligations at Closing.

     4.2.3 Due Diligence Disclosure.  Prior to the Closing Date, the Buyer shall
           ------------------------
inform in writing the Sellers of any information it discovers which would make any of the Sellers' representations or warranties hereunder sufficiently inaccurate to result in an indemnification claim under Article VI of this Agreement.

     4.3  Covenants  of the  Sellers  and the Buyer.  The  Sellers and the Buyer
          -----------------------------------------
further covenant and agree that except as otherwise agreed to in writing by the Sellers or the Seller Representative and the Buyer:

     4.3.1  Cooperation.  The Sellers and the Buyer  shall  cooperate  with each
            -----------
other and use Commercially Reasonable Efforts to cause all of the conditions to the obligations of the Buyer and the Sellers under this Agreement to be satisfied on or prior to the Closing Date.

CONFIDENTIAL


     4.3.2  Other  Regulatory  Requirements.  The Sellers and the Buyer agree to
            -------------------------------
cooperate with each other in connection with either party's efforts to satisfy applicable regulatory requirements in connection with the transactions contemplated by this Agreement, each at its own cost and expense except as expressly provided otherwise in this Agreement.

     4.3.3  Retention  and Delivery of Books and Records.  From the date hereof,
            --------------------------------------------
the Sellers shall retain and refrain from destroying and within ten (10) Business Days following the Closing Date, the Sellers shall deliver or cause to be delivered to the Buyer all agreements, documents, books, records and files entered into by or created on behalf of the Company and the other members of the Iusacell Group, if any, in the possession of the Sellers and their Affiliates relevant to the Company Business to the extent not then in the possession of the Buyer, the Company or any other Iusacell Group member: provided, however, that the Sellers may retain all original materials that they are required to retain pursuant to the laws and regulations of Mexico, provided that copies of such materials are delivered to the Buyer pursuant to the terms of this Section.

                                   ARTICLE 5
                         CONDITIONS PRECEDENT TO CLOSING

     5.1  Interpretation  of this  Article.  Nothing  in this  Article  shall be
          --------------------------------
interpreted or construed as a representation or warranty of any of the Sellers and, consequently, the indemnification provisions contained herein shall not apply to this Article.

     5.2  Conditions   Precedent  to  the  Buyer's  Closing   Obligations.   The
          ---------------------------------------------------------------
obligations of the Buyer to purchase the Sellers Company Shares from the Sellers and to take the other actions to be taken by it at the Closing and on the Settlement Date, are subject to the satisfaction or the Buyer's written waiver of each the following conditions:

     5.2.1  Conduct of the  Company  and other  Iusacell  Group  Business in the
            --------------------------------------------------------------------
Ordinary Course.  From the date hereof and through the Closing Date,  subject to
---------------
applicable Requirements of Law, the Company and the other members of the Iusacell Group shall have conducted the Company Business in the ordinary course of business consistent with recent past practice and in substantial accordance with the Company's 2001 operating and capital budgets. Without limiting the generality of the foregoing, the Company and the other members of the Iusacell Group shall have managed the Company Business so as to:

         (a) take no action that would result in a material reduction (other than termination for cause) in the number of executive officers or employees of the Company or any other Iusacell Group members, with a reduction of twenty-five percent (25%) of such executive officers or ten percent (10%) of such employees being deemed a material reduction;

         (b) not sell, lease, license, or otherwise dispose of any material part of the Company's or the other Iusacell Group members' assets with an aggregate value greater than thirty million dollars (US$30,000,000) other than sales of inventory or superseded or obsolete equipment made in the ordinary course of business;

         (c) use Commercially Reasonable Efforts to maintain the Company's and any other Iusacell Group members' relations and goodwill with the material suppliers, customers,

CONFIDENTIAL


distributors, employees and any others having business. relations with the Company and any other member of the Iusacell Group;

         (d) use Commercially Reasonable Efforts to maintain the Company's and the other Iusacell Group members' material equipment, systems and other fixed assets (other than equipment, systems or other fixed assets which are sold, replaced or superseded in the ordinary course of business) as necessary to conduct the Company Business in the ordinary course of business consistent with recent past practice and as necessary to maintain the Iusacell Group's reliability standards, footprint coverage and network capacity as they currently exist;

         (e) comply in all respects with Requirements of Law applicable to the Telecommunications Licenses (except as otherwise disclosed in Schedule 6(a)) and comply in all material respects with all other Requirements of Law applicable to the Company Business and with the requirements set forth in Section 4.1.3 hereto; and

         (f) keep in full force and effect the material insurance policies covering the Company, the other members of the Iusacell Group and the Company Business as of the date hereof (or replacement policies providing substantially the same coverage).

     5.2.2 Access. The Buyer and its authorized  representatives shall have been
           ------
given reasonable access, during regular business hours and upon reasonable advance notice, to the books and records of the Company Business (including without limitation all financial analyses and external reports material to the management of the Company Business and the reports from the Company's and the other Iusacell Group members' billing vendors and roaming clearinghouses (if any)), facilities and assets, and to the officers and key managers of the Company and other Iusacell Group members, to the extent that such access does not materially interfere with the conduct of the Company Business.

     5.2.3 Casualty Insurance  Proceeds.  In the event that any of the assets of
           ----------------------------
the Company Business are damaged prior to the Closing Date by a casualty covered by insurance for an amount exceeding two hundred thousand dollars (US$200,000) ("Damaged Assets"), the Company and any other member of the Iusacell Group shall
  --------------
have used Commercially Reasonable Efforts to collect amounts due (if any) in respect of such Damaged Assets under the Company's or another Iusacell Group member's insurance policies, which amounts if collected shall either have been used to repair or replace the Damaged Assets or otherwise shall have been retained by the Company or another Iusacell Group member.

     5.2.4 Accuracy of Representations  and Warranties.  The representations and
           -------------------------------------------
warranties made by the Sellers in this Agreement and in any certificate or other document delivered pursuant to the provisions hereof, shall be true and correct on the date when made and as of the Closing Date, as if made on and as of such Date.

     5.2.5  Performance  of  Obligations.  The Sellers shall have  performed all
            ----------------------------
obligations under and complied with all provisions of this Agreement (including but not limited to the requirements of Section 4.1.3 hereof) required to be performed or complied with by the Sellers prior to and as of the Closing Date.

CONFIDENTIAL


     5.2.6 No Adverse Material Change in Mexico.  From the date hereof and until
           ------------------------------------
the Closing Date, there shall not have occurred:

         (a) A twenty percent (20%) cumulative devaluation of the Peso with respect to the Dollar at any time between the date hereof and the Closing, unless within two (2) weeks thereof, the Peso recovers such that its cumulative devaluation from the date hereof is less than twenty percent (20%);

         (b) The insolvency of, nationalization of or intervention by a Governmental Authority in telecommunications institutions whose aggregate assets represent more than ten percent (10%) of the total assets of all telecommunications institutions in Mexico, as measured by COFETEL;

         (c) A reduction in the domestic currency sovereign rating for Mexico to less than BBB- by Standard & Poors; or

         (d) A significant change in the laws, treaties or policies of Mexico with respect to foreign investment, currency convertibility, or telecommunications, the result of which is to adversely affect the ability of the Buyer, the Sellers, Verizon, the Company or any other member of the Iusacell Group to perform any obligation or consummate any transaction contemplated by this Agreement, the Joint Venture Agreement or any other contract or agreement relating thereto.

     5.2.7 No  Material  Adverse  Change.  From the date  hereof  and  until the
               -------------------------
Closing Date, there shall not have been any Material Adverse Change relating to the Company or any other member of the Iusacell Group.

     5.2.8  Execution  of  the  Joint  Venture  Agreement:  Receipt  of  Verizon
            --------------------------------------------------------------------
Certificate. The Joint Venture Agreement shall have been executed by and between
-----------
the Buyer (or its Affiliate) and Verizon. In addition:

         (a) Verizon shall not, have sold or agreed to sell any of the Series A Shares; and

         (b) On or before the Closing Date, Verizon shall have provided the Buyer with a certificate from one of its authorized officers certifying that:

             (i) Verizon has not sold or agreed to sell any of the Series A Shares;

             (ii) Verizon shall own a majority of the Series A Shares on the Closing Date; and

             (iii) Verizon has not entered into any agreement with any third party regarding the sale or transfer of the Series A Shares.

     5.2.9 Amendment of Bylaws:  Election of Directors and Officers. In order to
           --------------------------------------------------------
reflect the governance, managerial and related arrangements agreed to between the Buyer (or its Affiliate) and Verizon in connection with the Joint Venture Agreement, the following actions shall have taken place to the reasonable satisfaction of the Buyer and in accordance with applicable Mexican law:

CONFIDENTIAL


         (a) Appropriate amendments to the bylaws of the Company and each other member of the Iusacell Group shall have received any Authorizations required from Mexican Governmental Authorities, and the General Extraordinary Shareholders Meeting of the Company and each other Iusacell Group member shall have adopted resolutions approving said bylaw amendments, subject to the occurrence of the Closing, and directing the appropriate officers or representatives of the Company and each such other Iusacell Group member to take any and all appropriate steps to protocolize the minutes of said General Extraordinary Shareholders Meeting before a Mexican public notary and to proceed to record the protocolized minutes in the applicable Public Commercial Registry;

         (b) The General Ordinary Shareholders Meeting of the Company shall have adopted resolutions subject to the occurrence of the Closing (i) electing the Company's new Board of Directors and Statutory Examiner's and appointing any Company officers over whom the Buyer (or its Affiliate) shall have appointment rights; (ii) reconstituting the Company's Executive Committee, Finance and Audit Committee, Human Resources and Compensation Committee and Technology and Strategic Planning Committee; (iii) revoking certain powers of attorney previously granted by the . Company and granting new powers of attorney; (iv) determining the manner in which the shares held by the Company in each other member of the Iusacell Group will be voted in (A) the election of the Board of Directors and Statutory Examiners of said member, (B) the appointment of any officers of said member over whom the Buyer (or its Affiliate;) shall have appointment rights, and (C) the revocation of certain powers of attorney previously granted by said member and the granting of new powers of attorney; and (v) directing the appropriate officers or representatives of the Company to take any and all appropriate steps to implement the actions so adopted by the Company's General Ordinary Shareholders Meeting; all of the foregoing as contemplated by the terms of the Joint Venture Agreement and the Company's amended bylaws; and

         (c) The General Ordinary Shareholders Meeting of each other member of the Iusacell Group shall have adopted resolutions taking the action determined pursuant to Section 5.2.9(b)(iv) above.

     5.2.10 Updating of Corporate Books.  The shareholder  minute book. board of
            ---------------------------
directors minute book, share registry book and capital variations book of the Company and of each other member of the Iusacell Group shall have been updated through the Closing, and on that date shall otherwise be in compliance with applicable law and the respective bylaws of each such company.

     5.2.11  Execution/Delivery  of Certain Documents.  The following  documents
             ----------------------------------------
shall have been executed and/or delivered to the Buyer, in form and substance reasonably satisfactory to the Buyer:

         (a) Evidence that (A) the transfer of the Sellers' Company Shares has been expressly approved by the Company's board of directors or otherwise as required by the Company's bylaws; and (B) shareholders of the Company with rights of first refusal to acquire the Sellers' Company Shares or any portion thereof have waived any such rights of first refusal or other rights they might have in connection with such transfer, including but not limited to Verizon's waiver of any rights under Sections 6.1(b)(iii) and 6.4 of the 1999 Shareholders Agreement.

CONFIDENTIAL


         (b) Certificates of the appropriate officers or representatives of the Sellers, to the effect that (A) the representations and warranties made by the Sellers pursuant to this Agreement are true and correct as of the Closing Date;
(B) the Sellers are in compliance with their obligations under and the provisions of this Agreement; and (C) since the date hereof, to the Sellers' Knowledge, neither the Company nor any other member of the Iusacell Group has undertaken any of the matters or transactions described in Section 5.2.1 of this Agreement, except as disclosed in the relevant certificate.

         (c) Evidence of the consummation of the matters contemplated in Section
5.2.9 above.

     5.2.12 Receipt of EU Approval. The Buyer and/or its Affiliate(s) shall have
            ----------------------
received any approvals from the EU or any of the EU member states required to complete the transactions contemplated herein.

     5.3  Conditions  Precedent  to  the  Sellers'  Closing   Obligations.   The
          ---------------------------------------------------------------
obligations of the Sellers to sell the Sellers' Company Shares to the Buyer and to take the other actions to be taken by each of them at the Closing and on the Settlement Date. are subject to the satisfaction or the Sellers' written waiver of each the following conditions:

         (a) The representations and warranties made by the Buyer in this Agreement and in any certificate or other document delivered pursuant to the provisions hereof shall be true and correct in all material respects on the date when made and as of the Closing Date, as if made on and as of such Date, except for any inaccuracy or inaccuracies which, individually or in the aggregate, have not or would not have a Material Adverse Effect.

         (b) The Buyer shall have performed all obligations under and complied with all provisions of this Agreement required to be performed or complied with by it prior to and as of the Closing Date, except for any failure or failures to perform and/or comply `which, individually or in the aggregate, have not or would not have a Material Adverse Effect.

         (c) Certificates of the appropriate officers or representatives of the Buyer shall have been executed and/or presented to the Sellers, in form and substance reasonably satisfactory to the Sellers, to the effect that (i) the representations and warranties made by the Buyer pursuant to this Agreement are true and correct as of the Closing Date; and (ii) the Buyer is in compliance with its obligations under and the provisions of this Agreement.

         (d) Subject to the approval of Verizon, the shareholders of the Company shall have adopted resolutions releasing the Sellers' representatives on said board of directors or on any committee thereof and any officers of the Company designated by the Sellers of any liabilities incurred by the Company prior to the Closing and the replacement, removal or resignation of such directors, committee members or officers.

         (e) Prior to the Closing Date, there shall have been no change in the laws, treaties, policies or any other regulations or general provisions in Mexico with respect to Tax matters, the result of which would adversely affect the ability of the Sellers to consummate the

CONFIDENTIAL


transaction contemplated in this Agreement, affecting the Tax payable as of the date hereof considering a sale by individuals through the BMV.

         (f) Prior to the Closing Date, no Governmental Authority shall have enacted, issued. promulgated, enforced or entered any order, writ, judgment, decree, determination or award that is then in effect and has the effect of prohibiting or preventing the consummation of the transaction as set forth in
Article II hereof.

         (g) Prior to the Closing Date, the Sellers shall have agreed with the financial institutions holding a security interest in the Sellers' Company Shares to be sold hereunder on the payment mechanisms and release of any lien related thereto.

     5.4  Additional  Conditions  to  All  Parties'  Closing  Obligations.   The
          ---------------------------------------------------------------
obligations of each of the Buyer and the Sellers to take the respective actions to be taken by each of them at the Closing and on the Settlement Date, are subject to the satisfaction or each party's written waiver of each the following conditions:

         (a) All Authorizations required to consummate the transactions contemplated by this Agreement shall have been obtained in form and substance reasonably satisfactory to each party. and no judicial or administrative proceeding seeking to revoke or otherwise alter the validity of any such regulatory approval shall be pending or threatened.

         (b) Copies of the Authorizations described in subparagraph (a) above shall have been presented to each party, in form and substance reasonably satisfactory to each.

         (c) The 1999 Shareholders Agreement shall have been terminated and Verizon shall have provided the Sellers with any releases or waivers required under said Agreement.

         (d) Prior to the Closing Date, the Sellers shall have agreed with all financial institutions holding Liens against the Sellers' Company Shares to release any such Liens as of or prior to the Closing Date.

                                   ARTICLE 6
                                 INDEMNIFICATION

     6.1 Indemnification.
         ---------------

         (a) Each of the Sellers and the Buyer (as applicable, the "Indemnitor")
                                                                    ----------
shall  indemnify and hold harmless the other party (the  "Indemnitee")  from and
                                                          ----------
against any and all claims, liabilities, losses, damages, Taxes and expenses (collectively, the "Losses") which the Indemnitee may incur or sustain as a
                      ------
result of (a) the inaccuracy of any representation, warranty or statement made by the Indemnitor in this Agreement or in any certificate or other Closing document delivered in connection herewith, (b) any breach by the Indemnitor of any of its obligations under this Agreement, or (c) any Loss set forth in
Section 6.1(b) below; provided, however, that (i) the maximum amount of the Indemnitor's obligation (including the Sellers' joint obligation) assumed hereunder does not exceed the amount of the Purchase Price, (ii) the Losses have been incurred or sustained during the applicable Survival Period and (iii) the claim by the Indemnitee is brought within six (6) months of the termination of said Survival Period. In the case

CONFIDENTIAL


of any Losses suffered by the Company, the Buyer shall recover based on its allocable portion of any Losses suffered by the Company, which shall be that fraction equal to the number of Sellers' Company Shares then owned by the Buyer over the number of Company Shares.

         (b) Subject to Section 6.1(a) above, the Sellers agree to indemnify and hold harmless the Buyer from and against any Losses which the Buyer may incur or sustain as a result of any Losses arising from a claim or claims brought by any third party (including but not limited to any Governmental Authority, the Broker or any shareholders of the Company) arising or attributable to the execution or performance of the Registered Transaction over the BMV set forth in Article II of this Agreement. Any indemnification arising from this Section 6.1(b) shall not be subject to Section 6.2 below. The Survival Period for purposes of any obligation arising under this Section 6.1(b) shall be the applicable statute of limitations

     6.2  Indemnification  Floor  and  Deductible.   Notwithstanding  any  other
          ---------------------------------------
provision of this Article. no claim or claims for indemnification may be made under this Agreement (other than under Sections 2.2. 4.1.3 and 6.1(b)) until such claim or claims, individually or in the aggregate, amount to more than six million dollars (US$6,000,000); provided, however, that should a claim or claims for indemnification exceed the foregoing amount, the Indemnitee may recover the full amount of its claim or claims minus a deductible of two million dollars (US$2,000,000).

     6.3 Third-Party  Claims.  Whenever a claim shall arise for  indemnification
         -------------------
under this Article VI, the Indemnitee shall give notice to the Indemnitor of any matter that the Indemnitee has determined has given or could give rise to a right of indemnification under this Agreement promptly, but in no event later than sixty (60) Business Days after the Indemnitee first learns of such claim, or fifteen (15) Business Days for any matter governed by Section 2.2, stating the amount of the Loss, if known, and method of computation thereof, and containing a reference to the provisions of this Agreement in respect of which such right of indemnification is claimed or arises. The obligations and liabilities of the Indemnitor under this Article VI with respect to Losses arising from claims of any third party which are subject to the indemnification provided for in this Article VI (the "Third-Party Claims") shall be governed by
                                      -------------------
and contingent upon the following additional terms and conditions: if an Indemnitee shall receive notice of any Third-Party Claim, the Indemnitee shall give the Indemnitor notice of such Third-Party Claim following receipt by the Indemnitee of such notice in the time frame provided above; provided, however, that (i) any such notice given to the Indemnitor by any Indemnitee shall be deemed to have been given by all of the Indemnitees; (ii) an Indemnitee shall not be deemed to have received notice of a Third-Party Claim asserted against the Company or any other member of the Iusacell Group but not asserted against such Indemnitee; (iii) the failure of the Company and/or any other member of the Iusacell Group to notify the Indemnitor of a Third-Party Claim, or any interference by the Company and/or any other member of the Iusacell Group with the Indemnitor's rights in connection with a Third-Party Claim, shall not be imputed to any Indemnitee and shall not release the Indemnitor from any of its obligations under this Article VI; and (iv) the failure of an Indemnitee to provide notice of a Third-Party Claim as to which it has received notice shall not release the Indemnitor from any of its obligations under this Article VI and shall not relieve the Indemnitor from any other obligation or liability that it may have to any Indemnitee otherwise than under this Article VI, except to the extent that the Indemnitor's ability to defend has been irreparably prejudiced by such failure.

CONFIDENTIAL


         The Indemnitor shall be entitled to assume and control the defense or settlement of such Third-Party Claim at its expense and through counsel of its choice if it gives notice of its intention to do so to the Indemnitee within thirty (30) Business Days of the receipt `of such notice from the Indemnitee; provided that the Indemnitor will be deemed to have waived its right to dispute its liability to the Indemnitee under Article VI with respect to any Third-Party Claim as to which it elects to control the defense or settlement; and provided, further, that if there exists a conflict of interest that would make it inappropriate (under applicable standards of professional conduct) for the same counsel to represent both the Indemnitee and the Indemnitor, then the Indemnitee shall be entitled to retain its own counsel, in each jurisdiction for which the Indemnitee reasonably determines that counsel is required, at the expense of the Indemnitor. In the event the Indemnitor exercises the right to undertake any such defense against any such Third-Party Claim as provided above, the Indemnitee shall cooperate with the Indemnitor in such defense and make available to the Indemnitor, at the Indemnitor's expense, all witnesses, pertinent records, materials and information in the Indemnitee's possession or under the Indemnitee's control relating thereto as is reasonably required by the Indemnitor. Similarly, in the event the Indemnitee is, directly or indirectly, conducting the defense against any such Third-Party Claim, the Indemnitor shall cooperate with the Indemnitee in such defense and make available to the Indemnitee, at the Indemnitor's expense, all such witnesses, records, materials and information in the Indemnitor's possession or under the Indemnitor's control relating thereto as is reasonably required by the Indemnitee. No such Third-Party Claim may be settled by the Indemnitor without the prior written consent of the Indemnitee, which consent shall not be unreasonably withheld.

     6.4 Adjustment For Insurance.  Any indemnification payable pursuant to this
         ------------------------
Article VI shall be reduced by any amounts actually recovered (after deducting related costs and expenses) by the Indemnitee, the Company or any other member of the Iusacell Group for the Losses for which such indemnification payment is made, under any insurance policy, warranty or indemnity from any third party. In the case of amounts recovered by the Company or any other member of the Iusacell Group, such reduction for the Buyer shall be equal to the amount of the above referenced recovery multiplied by the Buyer's equity ownership of the Company on the Closing Date.

     6.5 Payment.
         -------

         (a) Upon a final determination of liability in respect of Article VI of this Agreement and in accordance with Section 7.12 hereof, the appropriate Indemnitor shall pay the Indemnitee the amount so determined within ten (10) Business Days after the date of determination (such tenth Business Day, the "Due
                                                                             ---
Date"). If there should be a dispute as to the amount or manner of determination
----
of any indemnity obligation owed under this Agreement, the Indemnitor shall nevertheless pay when due such portion, if any, of the obligation as shall not be subject to dispute; Upon the payment in full of any claim, either by setoff or otherwise, the Indemnitor shall be subrogated to the rights of the Indemnitee against any Person with respect to the subject matter of such claim.

         (b) If all or part of any indemnification obligation under this Agreement is not paid when due, then the Indemnitor shall pay the Indemnitee interest on the unpaid amount of the obligation for each day from the Due Date until payment in full, payable on demand, at the Prime Rate on the Due Date.

CONFIDENTIAL


     6.6  Other  Rights  and  Remedies.  Following  the  Closing,  the  sole and
          ----------------------------
exclusive remedy at law for the Sellers or the Buyer for any claim (whether such claim is contractual, extra-contractual or otherwise) arising out of a breach of any representation, warranty, covenant or other agreement in this Agreement shall be a claim by the Sellers or the Buyer for indemnification pursuant to this Article VI. Notwithstanding, the foregoing shall not limit any other rights, privileges or remedies provided under Sections 7.1 and 7.11.

                                   ARTICLE 7
                                  MISCELLANEOUS

     7.1 Termination: Rescission.
         -----------------------

         (a) Anything herein or elsewhere to the contrary notwithstanding, this Agreement may be terminated at any time before the Closing Date only as follows:

             (i) by mutual consent of the Seller Representative and the Buyer;

             (ii) by the Buyer, if the Buyer discovers any fact or circumstance which, in the Buyer's sole discretion, has or potentially could have an adverse impact on the financial condition, business or prospects of the Iusacell Group; provided that this termination right may only be exercised within three (3) weeks of the execution date of this Agreement;

             (iii) by the Seller Representative, if there has been a breach by the Buyer at any time before the Closing of any representation, warranty, covenant or agreement contained in this Agreement that has had a Material Adverse Effect on the ability of the Buyer to perform this Agreement that is not curable or, if curable, is not cured within sixty (60) calendar days after written notice of such breach is given by the Seller Representative to the Buyer or if assurances of cure reasonably acceptable to the Seller Representative are not provided in such period,

             (iv) by the Buyer if:

                 (A) there has been a breach by the  Sellers at any time  before the Closing of Section 4.1.3 of this Agreement;

                 (B) the  representation set forth under paragraph 25 of Exhibit
                                                                         -------
             E hereto is untrue; or
             -

                 (C) any representation, warranty, covenant or agreement contained in this Agreement that has had a Material Adverse Effect on the Company or any other Iusacell Group members or on the ability of the Sellers to perform this Agreement that is not curable or, if curable, is not cured within sixty (60) calendar days after written notice of any such breach is given by the Buyer to the Seller Representative if assurances of cure reasonably acceptable to the Buyer are not provided in such period;

CONFIDENTIAL


             (v) by the Buyer or the Seller Representative upon notice given to the other if the Closing shall not have taken place on or before 11:59 p.m. Mexico City, D.F. time on April 27, 2001; provided, however, that the right to terminate this Agreement under this Section 7.1(a)(v) shall not be available to the party whose failure to fulfill any of its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date;

             (vi) by the Buyer or the Seller Representative upon notice given to the other if any Governmental Authority (A) shall have issued an order, decree or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the transactions contemplated by this Agreement, and such order. decree, railing or other action shall have become final and nonappealable or (B) shall have failed to issue an order, decree or ruling or to take any other action, as applicable, which is necessary to fulfill the conditions set forth in Article V, and such denial of a request to issue such order, decree, ruling or take such other action shall have become final and nonappealable; provided, however. that the right to terminate this Agreement under this Section 7.1(a)(vi) shall not be available to any party whose failure to comply with Section 4.3 has been the cause of such action or inaction,

             (vii) by the Buyer or the Seller Representative if the conditions set forth in Section 5.2.8 have-not been satisfied within sixty (60) Business Days from the execution date of this Agreement, or if the amendments to the bylaws of the Company and the other members of the Iusacell Group shall not have received the preliminary Authorizations referenced in Section 5.2.9 hereof within thirty (30) Business Days from the execution date of the Joint Venture Agreement; or

             (viii) by the Buyer or the Seller Representative if the Registered Transaction on the BMV for the Sellers' Company Shares as set forth in
     Section 2.1 is not completed within twenty-one (21) Business Days of the satisfaction or written waiver of the conditions set forth in Article V hereof.

         (b) In the event of the  termination  of this  Agreement as provided in
Section 7.1(a), this Agreement shall forthwith become wholly void and of no further force and effect (except as set forth in this Section 7.1 and Sections
7.2 and 7.5 hereof). Notwithstanding the foregoing, nothing herein shall relieve a party from liability for any breach of the representations, warranties, covenants or agreements set forth in this Agreement prior to such termination where such breach has independently caused Losses to the other party hereto, including but not limited to Losses incurred as a result of a breach of the provisions of Section 4.1.3 hereof.

         (c) In the event that the Sellers breach Section 4.1.3 or the representation set forth under paragraph 25 of Exhibit E hereto is untrue, the
                                                ---------
Buyer may elect in writing, within the Survival Period, that this Agreement be rescinded, in which case:

             (i) the Buyer shall transfer all the Sellers' Company Shares purchased from the Sellers to the Sellers; and

CONFIDENTIAL


             (ii) the Buyer shall pay to the Sellers all amounts paid to it by the Sellers, less an amount equal to the Buyer's expenses and costs incurred with respect to the transaction contemplated by this Agreement, including costs relating to currency conversion, foreign exchange and fees paid to attorneys, bankers, brokers and advisors.

     7.2 Expenses.  Except as otherwise provided in this Agreement,  the Sellers
         --------
and the Buyer shall share equally the filing fees associated with making all requisite applications with COFETEL, the SCT and Mexico's Antitrust Commission for consent to the transactions contemplated by this Agreement, but shall pay their own expenses incidental to the preparation of this Agreement, the carrying out of the provisions of this Agreement and the consummation of the transactions contemplated hereby.

         7.3 Joint and Several Liability; Seller Representative.
             --------------------------------------------------

         (a)  Joint  and  Several  Liability  of  Sellers.  Each of the  Sellers
              -------------------------------------------
hereunder hereby assumes joint and several liability (responsabilidad solidaria) for each and all of the obligations assumed by the Sellers pursuant to this Agreement.

         (b) Seller  Representative.  Each of the Sellers hereby  designates Mr.
             ----------------------
Carlos Peralta Quintero (the "Seller  Representative")  to act for and represent
                              ----------------------
each  such  Seller  in  connection  with any and all  matters  relating  to this
Agreement, including the receipt of notices and/or service of process. Each of the Sellers hereby acknowledges and agrees that (i) the Seller Representative has the power and authority to execute this Agreement on their behalf and to act for, represent and bind each Seller with respect to any action required or permitted to be taken by the Sellers in connection with this Agreement; (ii) the Buyer may deal exclusively with the Seller Representative in connection with any and all such actions; and (iii) any action so taken by the Seller Representative shall be binding on each Seller without any further action on the part of any Seller individually. The Sellers may change the Seller Representative at any time, by providing the Buyer with a notice indicating such change, which notice shall include a certified copy of any power of attorney issued to the new representative (as used herein, the term "Seller Representative" shall
                                                -----------------------
thereafter refer to such new representative).

     7.4 Further  Assurances.  The Sellers and the Buyer shall from time to time
         -------------------
after the Closing Date, at the reasonable request of the other party, execute, acknowledge and deliver to such other party such other reasonable instruments of conveyance and transfer and will take such other reasonable actions and execute and deliver such other reasonable documents, certifications and further assurances as such other party may reasonably require in order to vest pursuant to the terms hereof more effectively in the Buyer the Sellers' Company Shares to be transferred to it pursuant to the provisions of this Agreement. Each of the parties hereto will cooperate with the other and execute and deliver to the other party such other instruments and documents and take such other actions as may be reasonably requested from time to time by such other party as necessary to cant' out, evidence and confirm the intended purposes of this Agreement. Each of the parties will cause their respective Affiliates to comply with this Section to the extent necessary or desirable to fulfill the purposes thereof.

     7.5 Additional Post Closing  Confidentiality  Undertakings.  From and after
         ------------------------------------------------------
the Closing Date, no Seller shall use or take any action whatsoever which would result in disclosure to any

CONFIDENTIAL


third party of any information about the Company Business; provided, however, that no Seller shall be required to maintain confidential any information which:
(a) is known or available to the public prior to the date hereof or becomes known or available to the public after the date hereof through no fault of any such Seller; (b) is obtained from a third party which had the right to disclose such information; (c) is subsequently disclosed or made public by the Buyer or any of its Affiliates, the Company or a Governmental Authority; or (d) is disclosable pursuant to a Requirement of Law. Pursuant to the terms thereunder, that certain Confidentiality Agreement, entered into by and between the parties hereto and dated as of December 8, 2000, shall survive according to its terms any termination of this Agreement.

     7.6 Non-Solicitation. For a period of twenty-four (24) months following the
         ----------------
Closing Date:

         (a) no Seller shall, directly or indirectly, solicit (with the exception of any general solicitation of employment through any general advertising medium in the ordinary course of business) for employment as an employee or consultant, any employee who works or provides services for the Company or any other member of the Iusacell Group unless such employee's employment is or has been terminated by the Company or such other member of the Iusacell Group;

         (b) no Seller shall, directly or indirectly, solicit from the Company or any. other member of the Iusacell Group any Person which is a subscriber of the Company or such other member of the Iusacell Group on the Closing Date (the "Company Subscribers") other than pursuant to general solicitation for subscribers that are not directed specifically at the Company Subscribers; and

         (c) the Buyer shall not, directly or indirectly, solicit (with the exception of any general solicitation of employment through any general advertising medium in the ordinary course of business) for employment as an employee or consultant, any employee who works or provides services for Grupo Iusa, S.A. de C.V. unless such employee's employment is or has been terminated by Grupo Iusa, S.A. de C.V.

     7.7 Contents of Agreement.  This Agreement shall not be amended or modified
         ---------------------
except by written instrument duly executed by each of the parties hereto.

     7.8 Assignment and Binding Effect. This Agreement may not be assigned prior
         -----------------------------
to the Closing by the Sellers or by the Buyer without the prior written consent of the other party; provided, that notwithstanding anything to the contrary herein (a) the Sellers shall have the right to assign this Agreement to an Affiliate, (b) the Buyer may assign this Agreement, or the right to acquire all or parts of the Sellers' Company Shares, to one or more Affiliates of the Buyer (provided that such Affiliates are organized outside of Mexico), provided in each such case contemplated by the foregoing clauses (a) and (b) that such assignee agrees in writing with the other party to be bound hereby as if such assignee were the assigning party and to assume all of the liabilities and obligations of the assigning party, and provided further than the assigning party shall not be released from any of its liabilities or obligations under this Agreement and the assigning party shall remain jointly liable (obligados solidarios) for all of the assigning party's liabilities and obligations hereunder.

CONFIDENTIAL


     7.9 Waiver.  No waiver of any term or provision of this Agreement  shall be
         ------
effective unless in writing, signed by the Party against whom enforcement of the same is sought. The grant of a waiver in one instance does not constitute a continuing waiver in all similar instances. No failure to exercise, and no delay in exercising, by any party, any right, remedy, power or privilege hereunder shall operate as a waiver thereof.

     7.10 Notices. Any notice,  request,  demand, waiver,  consent,  approval or
          -------
other communication which is required or permitted hereunder shall be in writing and shall be deemed delivered (a) upon personal delivery; (b) upon the sender's receipt of electronic confirmation of transmission, if sent by telex or facsimile; or (c) upon receipt if sent by mail or courier. The parties designate the following addresses for the foregoing legal purposes:

     If to the Sellers, to:

     Carlos Peralta Quintero
     Paseo de la Reforma # 2608, PH
     Col. Lomas Altas
     Mexico, D.F. 11950
     Facsimile:  52-61-8959

     With a required copy to (which shall not itself constitute notice):

     Luis Felipe Sanchez
     Paseo de la Reforma # 2608, PH
     Col. Lomas Altas
     Mexico, D.F. 11950
     Facsimile:  52-61-8959

     With a required copy to (which shall not itself constitute notice):

     Luis Felipe Gonzalez
     Paseo de la Reforma # 2608, PH
     Col. Lomas Altas
     Mexico, D.F. 11950
     Facsimile:  52-61-8959

     If to the Buyer, to:

     Vodafone Americas B.V.
     Max Euwelaan 61
     3062 MA Rotterdam
     The Netherlands
     Attention:  Erik de Rijk and Jan de Geuss
     Facsimile: 31-10-498-7722

CONFIDENTIAL


     With a required copy to (which shall not itself constitute notice):

     Vodafone Americas Asia Inc.
     2999 Oak Road, 10th Floor
     Walnut Creek, CA
     Attention:  Legal Department
     Facsimile:  (925) 210-3599

     With a required copy to (which shall not itself constitute notice):

     Pillsbury Winthrop LLP
     50 Fremont Street
     San Francisco, CA 94105
     Attention:  Rick Maggio, Esq.
     Facsimile:  (415) 983-1200

The parties may amend the above-mentioned data by notice to the other party, as provided in this Section.

     The Sellers hereby agree to a common action (litisconsorcio pasivo) in the event of any arbitral proceeding arising out of or relating to this Agreement and, as contemplated in Section 7.3 of this Agreement, the Sellers hereby appoint the Seller Representative as their sole and common representative, designating the common address indicated above for all such purposes.

     7.11  Remedies.
           --------

         (a) In the event  that the  Sellers  breach the  provisions  of Section
4.1.2 hereof, the Sellers shall pay the Buyer as liquidated damages (pena convencional), the amount of one hundred million dollars (US$100.000,000). In the event the Buyer breaches the provisions of Section 4.2.2 hereof, the Buyer shall pay the Sellers as liquidated damages, the amount of one hundred million dollars (US$ 100,000,000).

         (b) The Parties acknowledge and agree that the Sellers' Company Shares are unique and that, prior to Closing, remedies at law, including monetary damages, will be inadequate in the event of a breach or threatened breach by the Sellers or the Buyer, respectively, in the performance of their obligations under this Agreement. Accordingly, the Parties agree that in the event of any such breach, or threatened breach, prior to Closing, the non-breaching party shall be entitled to a decree of specific performance pursuant to which the breaching Party is ordered to affirmatively carry out its pre-closing obligations under this Agreement.

         (c) The foregoing provisions of this Section shall not be deemed to be or construed as a waiver or election of remedies by the non-breaching Party and the non-breaching Party expressly reserves any and all rights and remedies available to it at law in the event of any breach or default by the breaching Party under this Agreement prior to Closing.

CONFIDENTIAL


         7.12 Governing Law: Dispute Resolution.
              ---------------------------------

         (a) Governing Law. This Agreement  shall in all respects be governed by
             -------------
and construed in accordance with the laws of the United Mexican States applicable to agreements made and to be performed entirely within the Federal District, including all matters of construction, validity and performance.

         (b)  Arbitration.  Except  as  expressly  provided  otherwise  in  this
              -----------
Agreement, in the event of any dispute, controversy or claim arising out of or relating to this Agreement, or to the breach or termination hereof (a "Dispute"), the parties agree to resolve the same as follows:
 -------

             (i) The parties to the Dispute shall initially attempt to resolve it through consultations and negotiations.

             (ii) If the Dispute has not been  resolved  amicably  within thirty
     (30) Business Days after any party provides notice thereof, unless the parties agree otherwise, the Dispute shall be resolved by final and binding arbitration in New York, New York. USA, in accordance with the International Rules of the American Arbitration Association, as in effect on the Effective Date. The language to be used in the arbitral proceeding shall be English. The arbitrators shall render a written award stating the reasons for the decision. Judgment on an arbitral award or decision may be entered by any court of competent jurisdiction, or application may be made to such a court for judicial acceptance of the award or decision and any appropriate order, including enforcement (homologacion).

             (iii) Each of the parties consents to the submission of any Dispute for settlement by final and binding arbitration in accordance with clause
     (ii) above, and hereby waives any other forum that may apply to it by reason of its present or future domicile, or for any other reason. Such consent shall satisfy the requirements for:

                 (A) A written arbitration  agreement among the parties pursuant to Article I of the Inter-American Convention on International Commercial Arbitration (Convention Interamericana sobre Arbitraje Comercial International), promulgated in Panama on January 30, 1975;

                 (B) An  "agreement  in  writing"  pursuant to Article II of the
             United Nations Convention on the Recognition and Enforcement of Foreign Arbitral Awards, done at New York on June 10, 1958; and

                 (C) A written arbitration  agreement among the parties pursuant to Article 1423 of the Mexican Commercial
                           Code.

             (iv) The parties hereby , agree to continue to perform their obligations hereunder while any Dispute is pending.

             (v) Each of the parties hereby undertakes to carry out without delay the provisions of any arbitral award or decision.

CONFIDENTIAL


     7.13 No Benefit to Others. The representations,  warranties,  covenants and
          --------------------
agreements contained in this Agreement are for the sole benefit of the Parties hereto and their respective heirs, executors, administrators, legal representatives, successors and permitted assigns, and they shall not be construed as conferring any rights on any other Persons.

     7.14  Headings.  All section  headings  contained in this Agreement are for
           --------
convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement.

     7.15  Severability.  Any provision of this Agreement  which is invalid.  or
           ------------
unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable the remaining provisions hereof, and such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

     7.16  Counterparts.  This  Agreement  may  be  executed  in any  number  of
           ------------
counterparts and any party hereto may execute any such counterpart, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. This Agreement shall become binding when one or more counterparts taken together shall have been executed and delivered by all of the parties. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

     7.17  Publicity.  The  Sellers  agree  that all press  releases  and public
           ---------
statements relating. to the transactions contemplated by this Agreement shall be made on their behalf by the Seller Representative. The Buyer and the Seller Representative agree to consult with each other in issuing any press release or otherwise making any public statement with respect to the transactions contemplated by this Agreement or the other party, and they agree that they will not issue any press release or make any such public statement prior to such consultation and giving each other a reasonable opportunity to review and comment on any such proposed press release or public statement, except as may be required by law.

CONFIDENTIAL


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the date first written above.

                       VODAFONE AMERICAS B.V.



                       By:  /s/ Jason T. Wilcox
                            ----------------------------------------------------
                             Name:  Jason T. Wilcox
                             Title:    Under Power of Attorney Granted
                                        March 20, 2001



                       /s/ Carlos Peralta Quintero
                       ---------------------------------------------------------
                       Carlos Peralta Quintero



                       FIUSA PASTEJE, S.A. DE C.V.



                       By:  /s/  Carlos Peralta Quintero
                            ----------------------------------------------------
                             Name:  Carlos Peralta Quintero
                             Title:    President and Chairman of the Board



                       /s/ Maria del Carmen Peralta Quintero
                       ---------------------------------------------------------
                       Maria del Carmen Peralta Quintero



                       /s/ Guadalupe Leticia Peralta Quintero
                       ---------------------------------------------------------
                       Guadalupe Leticia Peralta Quintero



                       /s/ Ernesto Peralta Canovas
                       ---------------------------------------------------------
                       Ernesto Peralta Canovas



                       /s/ Claudia Peralta Canovas
                       ---------------------------------------------------------
                       Claudia Peralta Canovas



                       /s/ Alejo Antonio Peralta Teran
                       ---------------------------------------------------------
                       Alejo Antonio Peralta Teran

CONFIDENTIAL


                       /s/ Maria Martha Peralta Teran
                       ---------------------------------------------------------
                       Maria Martha Peralta Teran



                       /s/ Maria de Lourdes Peralta Teran
                       ---------------------------------------------------------
                       Maria de Lourdes Peralta Teran



                       /s/ Anacarsis Eugenio Peralta Teran
                       ---------------------------------------------------------
                       Anacarsis Eugenio Peralta Teran



                       /s/ Ernesto Canales Santos
                       ---------------------------------------------------------
                       Ernesto Canales Santos

CONFIDENTIAL


                                                                   EXHIBIT A

                                                OWNERSHIP AND SALE OF THE SELLERS' COMPANY SHARES

                                    # of           % of           # of                        # of           % of
                                  Series A                      Series V        % of         Company         Company
                                   Shares        Series A        Shares        Series V       Shares         Shares
       Seller                    Being Sold       Shares       Being Sold       Shares       Being Sold     Being Sold
---------------------------     -----------     -----------   -----------    -----------    -----------     -----------
Carlos Peralta Quintero         232,499,437         31.55%     215,122,335       31.16%     447,621,772         31.36%
Ernesto Peralta Canovas                                         10,905,028        1.58       10,905,028          0.76
Guadalupe Leticia Peralta                                        8,115,149        1.18        8,115,149          0.57
   Quintero
Claudia Peralta Canovas                                          7,722,028        1.13        7,722,028          0.54
Fiusa Pasteje, S.A. de C.V.                                      5,044,619        0.73        5,044,619          0.35
Maria del Carmcn Peralta                                         4,034,978        0.58        4,034,978          0.28
   Quintero
Alejo Antonio Peralta Teran                                      4,013,086        0.58        4,013,086          0.28
Anacarsis Eugenio Peralta                                        1,546,454        0.22        1,546,454          0.11
   Teran
Maria Martha Peralta Teran                                       1,545,598        0.22        1,545,598          0.11
Maria de Lourdes Peralta                                         1,491,454        0.22        1,491,454          0.10
   Teran
Ernesto Canales Santos                                             776,174        0.11          776,174          0.05

---------------------------     -----------     -----------   -----------    -----------    -----------     -----------

           Totals               232,499,437         31.55%     260,316,903       37.71%     492,816,340         34.53%
           ------


CONFIDENTIAL


                                                       EXHIBIT B
                                      SUBSIDIARIES OF GRUPO IUSACELL, S.A. DE C.V.


                       Subsidiary                           % direct and indirect        % direct and indirect voting
                                                              economic interest                    interest
--------------------------------------------------------- --------------------------- -----------------------------------

Grupo Iusacell Celular. S.A. de C.V.                                99.9%                           99.9%
--------------------------------------------------------- --------------------------- -----------------------------------
Iusacell PCS, S.A. de C.V.                                          94.9%                             49%
--------------------------------------------------------- --------------------------- -----------------------------------
Iusacell Infraestructura, S.A. de C.V.                               100%                            100%
--------------------------------------------------------- --------------------------- -----------------------------------
Iusacell Arrendadora, S.A. de C.V.                                   100%                            100%
--------------------------------------------------------- --------------------------- -----------------------------------
Iusacell Infraestuctura de Mexico, S.A. de C.V.                      100%                            100%
--------------------------------------------------------- --------------------------- -----------------------------------
SOS Telecomunicaciones, S.A. de C.V.                                 100%                            100%
--------------------------------------------------------- --------------------------- -----------------------------------
Comumcaciones Celulares de Occidente. S.A. de C.V.                   100%                            100%
--------------------------------------------------------- --------------------------- -----------------------------------
Sistemas Telefonicos Portatiles Celulares. S.A. de C.V.              100%                            100%
--------------------------------------------------------- --------------------------- -----------------------------------
Telecomunicaciones del Golfo, S.A. de C.V.                           100%                            100%
--------------------------------------------------------- --------------------------- -----------------------------------
Iusacell, S.A. de C.V.                                               100%                            100%
--------------------------------------------------------- --------------------------- -----------------------------------
Sistecel, S.A. de C.V.                                               100%                            100%
--------------------------------------------------------- --------------------------- -----------------------------------
Iusatel, S.A. de C.V.                                               94.9%                             49%
--------------------------------------------------------- --------------------------- -----------------------------------
Iusatelecomunicaciones, S.A. de C.V.                                94.9%                             49%
--------------------------------------------------------- --------------------------- -----------------------------------
Punto a Punto Iusacell, S.A. de C.V.                                94.9%                             49%
--------------------------------------------------------- --------------------------- -----------------------------------
Infotelecom, S.A. de C.V.                                             49%                             49%
--------------------------------------------------------- --------------------------- -----------------------------------
Inmobiliaria Montes Urales 460, S.A. de C.V.                         100%                            100%
--------------------------------------------------------- --------------------------- -----------------------------------
Iusanet, S.A. de C.V.                                                100%                            100%
--------------------------------------------------------- --------------------------- -----------------------------------
In Fligh Phone de Mexico, S.A. de C.V.                               100%                            100%
--------------------------------------------------------- --------------------------- -----------------------------------
Editorial Celular. S.A. de C.V.                                       40%                             40%
--------------------------------------------------------- --------------------------- -----------------------------------
Promotora Celular, S.A. de C.V.                                      100%                            100%
--------------------------------------------------------- --------------------------- -----------------------------------
Mexican Cellular Investment, Inc.                                    100%                            100%
--------------------------------------------------------- --------------------------- -----------------------------------
Grupo Iusacell Nicaragua, S.A.                                       100%                            100%
--------------------------------------------------------- --------------------------- -----------------------------------
Radiotelefonia Rural de Nicaragua S.A.                                80%                             80%
--------------------------------------------------------- --------------------------- -----------------------------------

CONFIDENTIAL


                                   EXHIBIT C-1

                           TELECOMMUNICATIONS LICENSES
                               HELD BY THE COMPANY

     The following list includes all relevant concessions, permits, authorizations, registries, and any other document whereby the MCT has granted to any of the GRUPO IUSACELL'S Companies the corresponding rights to provide telecommunication services.

I.  CONCESSIONS
    -----------

1. SERVICIO ORGANIZADO SECRETARIAL, S.A. (SOS). Concession granted on April 1st, 1957. SOS is authorized to install, operate and exploit, the radio electric equipment (fixed and mobile) in order to provide the public service of telephony from vehicles within all the Mexican territory. The term of the concession is of 50 years.

    a) Authorization granted to SOS on July 11, 1986. SOS is authorized to install, operate, maintain and exploit the radiotelephony service through its network. SOS shall provide this service within the 138-144 MHz frequency band.

    b) Authorization granted to SOS on October 3rd, 1989. This authorization is part of the concession above referred and it is binding in all the terms derived therein, and hereto. SOS is authorized to incorporate cellular technology to the public radiotelephony service in the region that includes Mexico City, State of Mexico, Morelos and Hidalgo. SOS shall operate within the 333 pairs of frequencies on the 825-835/870-888 MHz bands with a 30 KHz bandwidth among channels. SOS shall provide through its network and through any homologated equipment the following services: (i) urban and suburban radiotelephony, (ii) rural radiotelephony, (iii) long distance radiotelephony (iv) public radio telephony from booths. This authorization will be in force during the term that the SOS's concession is.

    c) Authorization granted to SOS on August 11, 1993. SOS is authorized to incorporate digital technology to the radiotelephony public service. It is authorized to use the 444-450 MHz frequency bands for transmission purposes and the 485-495 MHz for reception purposes.

    d) Official Communication issued on September 23rd, 1993, whereby the MCT confirms and emits its criteria in connection with SOS's concession.

    e) Official communication granted to SOS on February 2nd, 1994. SOS is authorized to grant GRUPO IUSACELL, SOS's remaining capacity of its microwave network GRUPO IUSACELL may transmit voice, data, and videoconference services through microwave links within SOS's capacity.

    f) Authorization granted to SOS on May 18, 1998. SOS is authorized to provide the paging service consisting in sending short messages through the cellular radio communication network.

2. TELECOMUNICACIONES DEL GOLFO, S.A. DE C.V. (GOLFO). Concession granted on July 14, 1990. GOLFO is authorized to construct, install, maintain and exploit a mobile public radiotelephony network with cellular technology within the 825-835/870-880 MHz frequency bands. The services will be provided in the Region 7 "Golfo y Sur" that includes Puebla, Tlaxcala, Veracruz, Oaxaca and Guerrero. The term of this concession is 20 years.

CONFIDENTIAL


    a) Permit granted on October 26, 1994. GOLFO is authorized to provide value added services through its mobile public radiotelephony network, within the Region 7 "Golfo y Sur". The value added service authorized consists in an operator service of messages and making calls upon the customer's request.

    b) Authorization granted on May 18, 1998. GOLFO is authorized to provide the paging service consisting in sending short messages through the cellular radiocommunication network.

3. COMUNICACIONES CELULARES DE OCCIDENTE, S.A. DE C.V. (COMCEL). Concession granted on July 17, 1990. COMCEL is authorized to construct, install, maintain, operate and exploit a public mobile radiotelephony network with cellular technology within the 825-835/870-880 MHz frequency bands in the Region 5 "Occidente" which includes Jalisco, Nayarit, Colima and Michoacan: and excluding the municipalities of Huejucar, Santa Maria de los Angeles, Colotlan, Teocaltiche, Huejuquilla, Mesquitic, Villa Guerrero, Bolanos, Lagos de Moreno, Ojuelos and Encarnacion de Diaz. The term of the concession is 20 years.

    a) Permit issued by the MCT on October 26, 1994. COMCEL is authorized to provide value added service consisting in an operator service of messages and making calls upon the customer's request.

    b) Authorization granted to COMCEL on May 18, 1998. COMCEL is authorized to provide the paging service consisting in sending short messages through the cellular radio communication network.

4. SISTEMAS TELEFONICOS PORTATILES CELULARES, S.A. DE C.V. (PORTACEL). Concession granted on July 23rd, 1990. PORTACEL is authorized to construct, install, maintain, operate and exploit a public mobile radiotelephony network with cellular technology within the 825-835/870-880 MHz frequency bands. This concession corresponds to the Region 6 "Centro", that includes Aguascalientes, San Luis Potosi, Zacatecas, Guanajuato, Queretaro and the municipalities of Huejucar, Santa Maria de los Angeles, Colotlan,
    Teocaltiche, Huejuquilla, Mesquitic, Villa Guerrero, Bolonos, Lagos de Moreno, Villa Hidalgo, Ojuelos and Encamacion de los Diaz. The term of the concession is of 20 years.

    a) Amendment to PORTACEL's concession, issued on April lst, 1991. PORTACEL shall pay to the Mexican Government $14'841,750.00 Pesos (Mx Cy.) and 7% of its incomes, after deductions, obtained for the services provided in connection to PORTACEL's concession.

    b) Permit granted to PORTACEL on October 28, 1994. PORTACEL is authorized to provide value added services through its mobile public radiotelephony network, within the Region 6 "Centro". The value added service authorized consists in an operator service of messages and making calls upon the customer's request.

    c)  Authorization   granted  to  PORTACEL  on  May  18,  1998.  PORTACEL  is
        authorized to provide the paging service consisting in sending short messages through the cellular radio communication network.

5. IUSACEL S.A. DE C.V. (IUSACEL). Concession granted on October 16, 1995. IUSACEL is authorized to install, operate and exploit a public telecommunications network to provide the long distance telephony service. The term of the concession is thirty (30) years.

CONFIDENTIAL


    a) Amendment to IUSATEL's concession, issued on December 17, 1997. The following revisions are made: (i) USACEL is authorized to revise the terms related to the expansion commitments of its network contained in Section A.4, Annex A of its concession, (ii) revision of Section 4.3 whereby the technical description of the network project is modified in connection to transmission, fiber, microwave links, satellite links, signaling and commutation, and synchronization matters.

6. PUNTO-A-PUNTO IUSACEL, S.A. DE C.V. (PAP). Concession granted on June 4, 1998. PAP is authorized to use, profit and exploit frequency bands, specifically the 22,000.0-22.050.0 MHz / 123,200.0-23,250.0 MHz bands with a
    100 MHz bandwidth among channels. It may provide capacity to microwave point to point links. The term of this concession is 20 years.

7. PUNTO-A-PUNTO IUSACEL, S.A. DE C.V. (PAP). Concession granted on June 4, 1998. PAP is authorized to use, profit and exploit frequency bands, specifically the 21,950.0-22,000.0 MHz / 23,150.0-23,200.0 MHz bands with a
    100 MHz bandwidth among channels. It may provide capacity to microwave point to point links. The term of this concession' is 20 years.

8. PUNTO-A-PUNTO IUSACEL, S.A. DE C.V. (PAP). Concession granted on June 4, 1998. PAP is authorized to use, profit and exploit frequency bands 14,760.0/14,788.0 MHz / 15,075.0-15,103.0 MHz bands with a 56 MHz bandwidth among channels. It may provide capacity to microwave point to point links. The term of this concession is 20 years.

9. IUSACEL PCS, S.A. DE C.V. (PCS). Concession granted on October 12, 1998. PCS is authorized to install, operate and exploit a public telecommunication service, in order to provide the wireless, fixed or mobile, access service within Regions 1 and 4. Region 1 includes Baja California Norte and Baja California Sur and the municipality of San Luis Rio Colorado, Sonora. Region 4 includes Tamaulipas, Nuevo Leon, (excluding the municipalities of Torreon, Francisco I. Madero, Matamoros, San Pedro and Viesca) Coahuila. The term of this concession is 20 years.1

10. IUSACEL PCs, S.A. DE C.V. (PCS). Concession granted on October 12, 1998. PCs is authorized to use, profit and exploit a public frequency band network service, in order to provide the wireless, fixed or mobile, access service within Region 4. Region 4 includes Tamaulipas, Nuevo Leon, and Coahuila, excluding the municipalities of Torreon, Francisco I. Madero, Matamoros, San Pedro and Viesca. The term of this concession is 20 years.

11. IUSACEL PCs, S.A. DE C.V. (PCs). Concession granted on October 12, 1998. PCs is authorized to use, profit and exploit a public frequency band network service. In order to provide the wireless, fixed or mobile, access service within Region 1. Region 1 includes Baja California Norte and Baja California Sur and the municipality of San Luis Rio Colorado, Sonora. The term of this concession is 20 years.


--------

1 PCS public telecommunications network concession for Region 1 and 4, frequency bands concession for Region 1, and the frequency bands concession for Region 4, shall be considered a whole concession in accordance to the Federal Telecommunications Law.

CONFIDENTIAL


II. PERMITS
    -------

1. SATELITRON S.A. de C.V. (SATELITRON) is granted a permit dated December 15, 1991. SATELITRON is authorized to install, operate and exploit a network through satellites. The term of this permit is 15 years.

2. SOS. The following are the private radio communication permits granted in favor of SOS:

    a) Permit granted on July 28, 1990 to SOS by the MCT in order to install and operate 3 private local microwave links within the State of Mexico and 3 private local microwaves link within Mexico City, Federal District.

    b) Permit granted on February 16, 1993 to SOS by the MCT in order to install and operate 11 private local microwave links within the State of Mexico and Mexico City, Federal District.

    c) Permit granted on October 20, 1993 to SOS by the MCT in order to install and operate 59 private local microwave links within the States of Hidalgo, Morelos, State of Mexico and Mexico City, Federal District.

    d) Permit granted on September 8, 1994 to SOS by the MCT in order to install and operate 7 private local microwaves links within the State of Mexico and Mexico City, Federal District.

    e) Permit granted on November 14, 1994 to SOS by the MCT in order to install and operate 11 private local microwave links within the State of Mexico and Mexico City, Federal District.

    f) Permit granted on December 6, 1994 to SOS by the MCT in order to install and operate 12 private local microwave links within the states of Hidalgo, State of Mexico and Mexico City, Federal District.

    g) Permit granted on December 7, 1994 to SOS by the MCT in order to install and operate 4 private local microwave links within the State of Mexico.

    h) Permit granted on February 25, 1994 to SOS by the MCT in order to install and operate 33 private local microwave links within the states of Hidalgo, State of Mexico and Mexico City, Federal District.

CONFIDENTIAL


                                   EXHIBIT C-2

                           TELECOMMUNICATIONS LICENSES
                  HELD BY THIRD PARTIES AND USED BY THE COMPANY

     The following list includes a description of such Telecommunications Licenses held by third parties which are necessary to conduct the Company
Business as well as a description of such agreements which are necessary to conduct the Company Business.

I.   7 GHZ
     -----

On December 1998, the SCT issued three twenty years concessions to Punto a Punto Iusacell, S.A. de C.V., for short haul microwave frequencies in the 15 GHz and 23 GHz frequency bands won at auction. These frequencies are being used to interconnect cell sites, business customers and other networks. Punto a Punto Iusacell participated in the auctions for long haul microwave frequencies in the 7 GHz frequency band that began in March 1999 and concluded in July 1999. However, Punto a Punto Iusacell did not win any concession in these auctions.

Punto a Punto Iusacell has entered into an agreement with Grupo de Telecomunicaciones Mexicanas, S.A. de C.V., an affiliate of the service provider in the four Cellular A-Band regions in northern Mexico to swap the right to use long haul microwave frequency links held by Grupo de Telecomunicaciones Mexicanas, S.A. de C.V. plus US$ 2.45 million in cash.

II.  PAGING
     ------

     Iusacell is riot the holder for the concession to provide paging services. Pursuant to a marketing agreement between Iusacell and Infomin, Infotelecom, S.A. de C.V. has the right to market national paging services on behalf of Infomin, and Infotelecom is required to make monthly payments to Infomin equal to 5% of all gross revenues for the preceding month. This payment represents the amount which Infomin, as the concession holder, must pay the SCT for the right to provide paging services.

     Infomin concession is a concession granted by the Communications and Transportation Ministry on July 20. 1994. Infomin is authorized to construct, install, maintain, operate an exploit a public telecommunications network to provide paging services nationwide within the 931.8875 MHz. On January 12, 2000, the Communications and Transportation Ministry granted to Infomin, the authorization to assign such concession to Infotelecom. The Company expects to complete such assignment by March, 2001.

CONFIDENTIAL


                                    EXHIBIT D

                             FORMS OF LEGAL OPINIONS

                         OPINION OF BUYER'S COUNSEL 2001
                         -------------------------------

                                                                _________, 2001

The Sellers
Paseo de la Reforma # 2608, PH
Col. Lomas Altas
Mexico, D.F. 11950

Attn:  Carlos Peralta Quintero

Dear Ladies and Gentlemen:

     In connection with that certain Conditional Purchase and Sale Agreement effective as of 5 January, 2001 (the "Agreement") by and among Vodafone Group Plc ("Vodafone") and you as the shareholders of Grupo Iusacell, S.A. de C.V. (the "Company") set forth on Exhibit A of the Agreement, including Ing. Carlos Peralta Quintero as your representative, and in connection with the assignment of Vodafone's rights and obligations under the Agreement to Vodafone Americas B.V., an affiliate of Vodafone. I have acted as counsel to Vodafone. an English public limited company. This opinion is being rendered pursuant to Section 2.1.1(a)(iv) of the Agreement. Capitalized terms used but not defined herein have the same meanings ascribed to them in the Agreement.

     In connection with the rendering this opinion, I have examined and am familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

     (i) The Agreement as in effect on the Closing Date;

     (ii) A Certificate of Good Standing for Vodafone dated 5 January 2001 and certain powers of attorney issued to certain individuals by Vodafone; and

     (iii) Such other agreements, documents, certificates and corporate or other records as I have deemed necessary or appropriate as a basis for the opinions set forth below.

     In my examination, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion which I did not independently establish or verify, I have relied upon statements and representations of officers and other representatives of Vodafone.

     I am an attorney admitted to practice law in England and do not express any opinion as to the laws of any jurisdiction other than England and the political subdivisions thereof.

CONFIDENTIAL


     Based upon the foregoing, and having regard for such other considerations as I deem relevant, and subject to the qualification set forth below, I am of the opinion that the Agreement to which Vodafone is a party constitutes a legal, valid and binding obligation of such entity, enforceable against Vodafone in accordance with its terms.

     Thus  opinion is  subject  to the  qualification  that  enforcement  may be
limited  or  affected  by  suspension  of  payments,   bankruptcy,   insolvency,
liquidation, reorganization, moratorium or other similar laws of general application relating to or affecting the rights of creditors generally.

     This opinion is furnished solely for your benefit in connection with the Closing under the Agreement, and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

                                       Very truly yours,



                                       Stephen Scott, Solicitor
                                       Company Secretary

CONFIDENTIAL


                        OPINION OF COUNSEL TO THE SELLERS
                        ---------------------------------

                                                                 _________, 2001

Vodafone Americas B.V.
Max Euwelaan 61
3062 MA Rotterdam
The Netherlands

Attention:  Legal Department

Dear Sirs:

     In connection with that certain Amended and Restated Conditional Purchase and Sale Agreement effective as of March 30, 2001 by and among Ing. Carlos Peralta Quintero, certain other shareholders of Grupo Iusacell, S.A. de C.V. (the "Company") and you (the "Agreement"), we have acted as special Mexican counsel to Ing. Carlos Peralta Quintero, a Mexican citizen, and those certain other shareholders of the Company as set forth on Exhibit A of the Agreement (each, a "Seller" and collectively, the "Sellers"). This opinion is being rendered pursuant to Section 2.1.1(a)(ii) of the Agreement. Capitalized terms used but not defined herein have the same meanings ascribed to them in the Agreement.

     In connection with rendering this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of

     (iv) The Agreement;

     (v) The bylaws (estatutos sociales) of the Company and of FIUSA Pasteje, S.A. de C.V.; and

     (vi) Such other agreements. documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies. As to any facts material to this opinion which we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company, other members of the Iusacell Group, the Sellers and the Seller Representative.

     Based upon the foregoing, and subject to the qualifications set forth below, we are of the opinion that:

     1. The Agreement to which Ing. Carlos Peralta Quintero and the other Sellers are parties constitutes a legal, valid and binding obligation of such individuals and/or entities (as applicable), enforceable against each of the Sellers in accordance with its terms.

CONFIDENTIAL


     2. The obligations of Ing. Carlos Peralta Quintero and the other Sellers under the Agreement are, as set forth therein. not contrary to Mexican public policy (orden piublico) within the meaning of Article 1462(11) of the Mexican
        ---------------
Commercial Code (Codigo de Comercio).
                 ------------------

     This opinion is subject to the following qualifications:

     (A) Enforcement may be limited or affected by concurso mercantil, bankruptcy, insolvency, liquidation, reorganization, moratorium and other similar laws of general application relating to or affecting the rights of creditors generally; also pursuant to the laws of Mexico, labor claims, claims of tax authorities for unpaid taxes will have priority over claims of any of the parties to the Agreement;

     (B) Covenants to any of the parties which purport to bind it on matters reserved by law to shareholders, or which purport to bind shareholders to vote or refrain from voting their shares in the Company or its Subsidiaries, are not specifically enforceable under Mexican Law.

     (C) We express no opinion as to the laws of any jurisdiction other than the laws of the United Mexican States (Estados Unidos Mexicanos)
                                                   -----------------------------
         ("Mexico");

     (D) Claims may become barred under the statutes of limitation or may be or become subject to defenses or set-off or counterclaim;

     (E) The exercise of any prerogatives of the parties to the Agreement although they may be discretionary should be supported by the factual assumptions required for their reasonable exercise: in addition, under Mexican law, the parties will have the right to contest in court any notice purporting to be conclusive and binding;

     (F) In the event that proceedings are brought in Mexico seeking performance of any payment obligations of any of the parties to the Agreement or the enforcement of a judgment in Mexico against any of the parties to the Agreement, the corresponding party may discharge its obligations by paying any sums due in a currency other than Mexican currency, in Mexican pesos at the rate of exchange prevailing on the date when payment is made, as published by Banco de Mexico in the Diario Oficial de la Federacion;

     (G) In the event that any legal proceedings are brought before the courts of Mexico, including proceedings relating to the recognition and enforcement of arbitration awards, (i) a Spanish translation prepared by a court-approved translator of the documents is required in such proceedings, which translation would have to be approved by the court after the parties to the relevant proceedings have been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents., and (ii) foreign public documents will require legalization before the appropriate Mexican consulate as provided for by Article 1248 of the Mexican Commerce Code (Codigo de Comercio);
                                                           -------------------

CONFIDENTIAL


     (H) We express no opinion with regard to any representations or warranty made in the Agreement or which may be made by any of the parties in any other document; and

     (I) Any final award rendered against the Sellers by an arbitration panel duly appointed and empowered in accordance with the Agreement that specifies arbitration as a dispute resolution mechanism (the "Arbitration Agreement"), would be recognized and enforced against the
          ---------------------
         Sellers, by the courts of Mexico without re-examination of the merits pursuant to Articles 1461 and 1462 of the Mexican Commerce Code and the New York Convention on the Recognition of and Enforcement of Foreign Arbitral Awards. However, enforcement of an arbitral award against the Sellers, may be denied if:

         (i) one of the parties to the Arbitration Agreement did not have sufficient legal capacity to enter into such arrangement or such arrangement is not valid under the laws chosen by the parties (in our opinion, the Sellers have legal capacity to enter into the Arbitration Agreement);

         (ii) service of process or any other notification required under the arbitration procedure (including that relating to the designation of arbitrators) was not made or served properly according to the applicable law chosen by the parties in the Arbitration Agreement on the Sellers or on the appropriate process agent (a court of Mexico would consider the service of process upon the duly appointed agent to whom a power of attorney has been granted in accordance with Mexican law by means of .a notarial instrument, to be personal service of process meeting procedural requirements of Mexico);

         (iii)the award refers to a controversy which, under the terms of the Arbitration Agreement, was not subject to arbitration or contains a decision that exceeds the terms of such Arbitration Agreement;

         (iv) the  arbitration  panel  was  not  appointed,  or the  arbitration
              proceedings   were  not  carried  out,  in  accordance   with  the
              Arbitration Agreement;

         (v) the award is not binding or has been declared null or has been suspended by a court of the country whose law was chosen as the applicable law under the Arbitration Agreement;

         (vi) the subject matter of the arbitration procedure cannot be arbitrated or the enforcement of the award is contrary to Mexican law, public policy of Mexico, international treaties or agreements binding upon Mexico. In this case, enforcement of the award may also be denied if Constitutional protection is granted to the Borrower under an amparo proceeding; or

         (vii) the award is not final in the jurisdiction where obtained.

     This opinion is limited solely to questions arising under the laws of Mexico in effect as of the date hereof.

CONFIDENTIAL


     This opinion is furnished solely for your benefit in connection with the Closing under the Agreement, and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

                                  Very truly yours,


                                  FRANCK, GALICIA, DUCLAUD Y ROBLES, S.C.



                                  By:
                                       -----------------------------------------
                                                  Manuel Galicia R.
                                                       Partner

CONFIDENTIAL


                       OPINION OF BUYER'S MEXICAN COUNSEL
                       ----------------------------------


_____________, 2001

The Sellers
Paseo de la Reforma # 2608, PH
Col. Lomas Altas
Mexico, D.F. 11950

Attn: Carlos Peralta Quintero


Dear Ladies and Gentlemen:

     In connection with that certain Amended and Restated Conditional Purchase and Sale Agreement effective as of March 30, 2001 (the "Agreement") by and among Vodafone Americas B.V. ("Vodafone") and you as the shareholders of Grupo Iusacell, S.A. de C.V. (the "Company") set forth on Exhibit A of the Agreement, including Ing. Carlos Peralta Quintero as your representative, we have acted as Mexican counsel to Vodafone, a company incorporated and existing under the laws of the Netherlands. This opinion is being rendered pursuant to Section 2.1.1(a)(iv) of the Agreement. Capitalized terms used but not defined herein have the same meanings ascribed to them in the Agreement.

     In connection with rendering this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of:

     (i) The Agreement; and

     (ii) Such other agreements, documents, certificates and corporate or other records as we have deemed necessary or appropriate as a basis for the opinions set forth below.

     In such examination, we have assumed and not verified the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the conformity to authentic original documents of all documents submitted to us as copies. As to any facts material to this opinion, we have relied with your permission upon statements and representations of officers and other representatives of Vodafone.

     In addition, we have assumed, with your permission, that each Person (i) has been duly organized and is validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to engage in the activities and consummate the transactions contemplated by and under the Agreements to which it is a party under the laws of its jurisdiction of organization, and
(iii) has all requisite organizational and other powers and authority to execute and deliver, and to perform its obligations under the Agreement under the laws of the its jurisdiction of organization. We are a Mexican law firm with lawyers admitted to practice law only in Mexico and do not express any opinion as to the laws of any jurisdiction other than the United Mexican States and the political subdivisions thereof ("Mexico").

CONFIDENTIAL


     Based upon the foregoing, and having regard for such other considerations as we deem relevant, and subject to the qualifications set forth below, we are of the opinion that the Agreement to which Vodafone is a party constitutes a legal, valid and binding obligation of such entity, enforceable against Vodafone in accordance with its terms.

     This opinion is subject to the following qualifications:

          (a) enforcement of the Agreement may be subject to the limitations imposed by concurso mercantil, bankruptcy, suspension of payments, insolvency, fraudulent conveyance, liquidation, reorganization, moratorium and other similar laws affecting the enforcement of creditors' rights generally or the public policy of Mexico:

          (b) (i) actions or claims against Vodafone under the Agreement will be subject to applicable statutes of limitations, defenses, set-off and counterclaim and (ii) in any proceedings brought before the courts of Mexico for the enforcement of the Agreement, or an arbitration award thereunder, a Mexican court would apply Mexican procedural laws in such proceeding, as well as Mexican laws on statute of limitations and expiration (prescripcion y caducidad). We express no opinion as to the enforceability of a foreign judgment arising from any suit brought or arbitration proceeding initiated once the applicable Mexican statute of limitations or expiration periods have elapsed;

          (c) provisions of the Agreement granting discretionary authority to any party thereto cannot be exercised in a manner inconsistent with relevant facts nor defeat any requirement from a competent authority to produce satisfactory evidence as to the basis of any determination. In addition, under Mexican law, the parties will have the right to contest in court any determination, notice or certificate purporting to be conclusive and binding;

          (d) in the event that proceedings are brought in Mexico seeking performance of any payment obligations of Vodafone or the enforcement of a judgment in Mexico against Vodafone, Vodafone may discharge its obligations by paying any sums due in a currency other than Mexican currency, in Mexican pesos at the rate of exchange prevailing on the date when payment is made, as published by Banco de Mexico in the Diario Oficial de la Federacion;

          (e) in the event that any legal proceedings are brought before the courts of Mexico, including proceedings relating to the recognition and enforcement of arbitration awards, (i) a Spanish translation prepared by a court-approved translator of the documents is required in such proceedings, which translation would have to be approved by the court after the parties to the relevant proceedings have been given an opportunity to be heard with respect to the accuracy of the translation, and proceedings would thereafter be based upon the translated documents and (ii) foreign public documents will require legalization before the appropriate Mexican consulate as provided for by Article 1248 of the Mexican Commerce Code (Codigo de Comercio);

          (f)  any  covenant,   agreement  or  arrangement   which  restricts  a
shareholder's freedom to vote is null and void in Mexico.

          (g) covenants in the Agreement which purport to bind Vodafone on matters reserved by Mexican law to shareholders, the Board of Directors or other committees of the

CONFIDENTIAL


Company, which require certain action of the shareholders, directors or members of other committees of the Company which purport to bind shareholders, directors or members of other committees of the Company to vote or refrain from voting, or take or abstain from taking certain actions are not enforceable in Mexico:

          (h) in a concurso mercantil proceeding initiated in the courts of Mexico pursuant to the laws of Mexico, certain statutorily preferred creditors, including, labor claims, claims of tax authorities for unpaid taxes, social security quotas, workers' housing fund quota and retirement fund quota will have priority over claims of other creditors;

          (i) covenants and provisions requiring Vodafone to cause the Company, Subsidiaries or Persons to carry out or abstain from carrying out certain actions or become bound under the terms of the Agreements, are not enforceable in Mexico by specific performance;

          (j) a final award rendered against Vodafone by an arbitration panel that is duly appointed and empowered in accordance with the Agreement that specifies arbitration as the exclusive dispute resolution mechanism, would be recognized and enforced against Vodafone by the competent courts of Mexico without re-examination of the merits pursuant to Article 1461 and 1462 of the Mexican Code of Commerce (Codigo de Comercio) and the New York Convention on the Recognition of and Enforcement of Foreign Arbitral Awards; provided, however, that in accordance with the applicable laws of Mexico, the enforcement of an arbitration award in Mexico may be denied in the event that:

              (i) the party to which the award is adverse and being enforced upon, proves before the court resolving on the recognition and enforcement of the arbitration award:

                   (1) that one of the parties to the arbitration was incapacitated or that the agreement to submit to arbitration was illegal in accordance with the applicable governing law as agreed to by such parties;

                   (2) that it(he)(she) was not duly notified of the appointment of an arbitrator or the arbitration proceedings or actions, or was otherwise impaired or unable to enforce its(his)(her) rights;

                   (3) that the award relates to matters not covered within the arbitration agreement or clause or adopts resolutions that exceed such an agreement or clause;

                   (4) that (x) the arbitration panel was not duly appointed, formed and empowered and (y) the arbitration proceeding was not conducted, as provided in the arbitration clause; or

                   (5) that the award is not binding on the parties or has been declared null, void or suspended by the courts of the jurisdiction in which the award was rendered or by the courts of the jurisdiction corresponding to the governing law upon which the award was rendered.

CONFIDENTIAL


              (ii) the court  resolving  with  respect  to the  recognition  and enforcement of the award, determines, in accordance with the laws of Mexico, that the subject matter of the controversy submitted and resolved by arbitration could not have been submitted to, or resolved by arbitration, or that the recognition and enforcement of the award, is contrary to public order or policy;

         (k) We assume no responsibility for, and have not independently verified, the accuracy, completeness or fairness nor render any opinion whatsoever on any representation and warranty, disclosure Schedules and Exhibits attached to the Agreement or any other document furnished by Vodafone to the Sellers and/or the Seller Representative in connection with the transactions contemplated in the Agreement or otherwise any other document related to such transaction;

     This opinion is limited solely to questions arising under the laws of Mexico in effect as of the date hereof.

     This opinion is furnished to you solely for your benefit in connection with the Closing under the Agreement and is not to be used, circulated, quoted or otherwise referred to for any other purpose without our express written permission.

     This opinion speaks only as of the date hereof, and we expressly disclaim any responsibility or duty to advise you or any other Person of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion.

                          Very truly yours,


                          CREEL, GARCAA-CUELLAR Y MUGGENBURG



                          By:
                               -------------------------------------------------

CONFIDENTIAL


                                    EXHIBIT E

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

     The Sellers hereby represent and warrant to the Buyer that:

     1. Incorporation. Authorization: Etc.
        ----------------------------------

     (a) FIUSA is a variable capital stock company (sociedad andnima de capital variable) duly constituted and validly existing in accordance with the laws of the United Mexican States, as evidenced by Public Instrument (Escritura Publica) Number 1,258 dated October 20, 1995, granted before the faith of Lic. Francisco
I. Huques Velez, Public Notary Number 212 of Mexico City, Federal District, the first certified copy (primer testimonio) of which is registered in the Public Commercial Registry of said Federal District under Mercantile Folio Number 204069.

     (b) The other Sellers are individuals. each with the legal capacity to enter into this Agreement and be bound by its terms.

     (c) The Company is a variable capital stock company duly constituted and validly existing in accordance with the laws of the United Mexican States, as evidenced by Public Instrument Number 19,727 dated August 6, 1998, granted before the faith of Lic. Ana Patricia Bandala Tolentino, Public Notary Number 195 of Mexico City, Federal District, the first certified copy of which is registered in the Public Commercial Registry of said Federal District under Mercantile Folio Number 242,349.

     (d) Except as set forth in Schedule 1(d) hereto,  the Company and the other
                                -------------
members of the Iusacell Group are legal entities duly constituted and validly existing in accordance with the laws of the United Mexican States.

     (e) The Company is a holding company whose only current activities are (i) owning and holding directly or indirectly shares of its subsidiaries. including but. not limited to those subsidiaries set forth in Exhibit B, and (ii) being the obligor on three hundred fifty million dollars (US$350,000,000) in fourteen and twenty-five hundreds percent (14.25%) Senior Notes due in 2006.

     (f) Except as set forth in Schedule 1(f) hereto, each of FIUSA, the Company
                                -------------
and the other members of the Iusacell Group:

         (i) has all (A) Telecommunications Licenses, and (B) all Authorizations required under COFETEL's, the SCT's, and the applicable Telecommunications Law, rules, regulations and orders necessary to own, lease, and operate its properties and assets and to carry on its business as now being conducted and as will be conducted in the performance of this Agreement; and

         (ii) has all other Authorizations necessary to own, lease and operate its properties and assets and to carry on its business as now being conducted and as will be conducted in the performance of this Agreement. except such Authorizations which would not individually or in the aggregate have a Material Adverse Effect.

CONFIDENTIAL


     (g) The execution of this Agreement does not and the performance of each Seller's respective obligations hereunder will not: (i) violate any provision of the bylaws of FIUSA or any member of the Iusacell Group; (ii) except as set forth in Schedule 1(g) hereto, violate any provision of, or constitute an event
         -------------
that is or with the passage of time will result in a violation of, or result in the acceleration of or entitle any party to accelerate (whether after the giving of notice or the lapse of time or both) any obligation under, or result in the imposition of any encumbrance upon any of the assets or properties of any Seller or any member of the Iusacell Group (as applicable) pursuant to, any contract, note or other instrument to which any Seller or any member of the Iusacell Group (as applicable) is a party or by which such Person is bound, or (iii) violate or conflict with any law, statute, regulation, regulatory approval, order, judgment or arbitration award, or any other restriction of any kind or character to which any Seller or any member of the Iusacell Group (as applicable) is subject.

     (h) Mr. Carlos Peralta Quintero has all powers necessary to execute this Agreement on FIUSA's behalf and to bind FIUSA in accordance with the terms thereof. as evidenced by Public Instrument Number 1.258 dated October 20, 1995 granted before the faith of Lic. Francisco Hugo Velez, Public Notary Number 212 of Mexico City, Federal District, the first certified copy of which is registered in the Public Commercial Registry of said Federal District under Mercantile Folio Number 204069, said powers not having been revoked or limited in any manner.

     (i) Each of the other Sellers has all powers necessary to execute this Agreement and to bind him or herself in accordance with the terms hereof.

     (j) This Agreement constitutes a legal, valid and binding obligation of the Sellers, enforceable against each of said Sellers in accordance with its terms, except where enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally.

     2.  Capitalization.  The total  corporate  capital of the Company is in the
         --------------
amount of five billion four million forty-two thousand four hundred sixty-eight (5,004,042,468) Pesos, represented by seven hundred thirty-six million eight hundred thirty thousand seven hundred forty-five (736,830,745) ordinary, nominative series "A" shares without par value, all of which are subscribed and fully paid, and six hundred ninety million four hundred eleven thousand four hundred forty (690,411,440) ordinary, nominative Series "V" shares without par value, all of which are subscribed and fully paid. Of the seven hundred thirty five million forty-two thousand six hundred eighty-eight (735,042,688) issued Series "V" shares, forty-four million six hundred thirty-one thousand two hundred forty-eight (44,631,248) of such shares are being held in the Company's treasury in accordance with it's bylaws. Upon the Sellers' endorsement and delivery to the Buyer of certificates representing the Series A Shares and the Series V Shares set forth in Exhibit A, the Buyer will acquire title to such shares' free and clear of all Liens. Except as set forth in Schedule 2 hereto, the Company, other members of the Iusacell Group and the Sellers have authorized no options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, redemption rights or other contracts or commitments with respect to the corporate capital of the Company or any other member of the Iusacell Group. There are no outstanding equity appreciation, phantom equity, profit participation or similar rights with respect to the Company.

CONFIDENTIAL


     3. Financial Statements.
        --------------------

     (a) True, correct and complete copies of the consolidated, audited balance sheets of the Company and each other member of the Iusacell Group and the related statements of results of operations and of changes in financial position for the fiscal years ended December 31, 1998 and 1999 of the Company and each other member of the Iusacell Group (the "Company Financial Statements"), have
                                         ------------------------------
previously been delivered to the Buyer or its representatives or will be provided within three weeks of the date hereof. The Company Financial Statements
(i) were prepared in accordance with Mexican GAAP consistently applied in accordance with past practice and present fairly in all material respects the financial position of the Company and each other member of the Iusacell Group, the results of its operations, the changes in its financial positions and the other information included therein for the periods or as of the dates therein set forth subject, where appropriate, to normal year-end adjustments, in each case in accordance with Mexican GAAP consistently applied in accordance with past practice, and (ii) contain and reflect adequate provisions for all Tax liabilities relating to the periods then ended and all prior periods.

     (b) True, correct and complete copies of the consolidated, unaudited balance sheets of the Company and each other member of the Iusacell Group and the related statements of results of operations and of changes in financial position for the six (6) months ended June 30, 2000 (the "Company Current
                                                                ----------------
Balance   Sheet"),   have   previously  been  delivered  to  the  Buyer  or  its
---------------
representatives or will be provided within three weeks of the date hereof. The Company Current Balance Sheet presents fairly in all material respects the financial position of the Company and each other member of the Iusacell Group for such period, and contains and reflects adequate provisions for all Tax liabilities relating to the period then ended and all prior periods, except that it does not contain notes and year-end adjustments.

     4. Title; Real and Personal Property; Sufficiency of Assets.
        --------------------------------------------------------

     (a) On the date hereof except as set forth on Schedule 4(a):
                                                   -------------

         (i) the Sellers have good, valid and marketable or saleable title to the Sellers' Company Shares free and clear of all Liens, and no current or former shareholder or any other Person is contesting the sale of the Sellers' Company Shares;

         (ii) there are no unsatisfied preemptive rights with respect to the shares of the Company or any other member of the Iusacell Group;

         (iii) the Sellers' Company Shares represent the Sellers' entire right, title and interest in and to the corporate capital of the Company;

         (iv) the Sellers' Company Shares were not issued in violation of the terms of any agreement or other understanding binding on the Company or the Sellers, and the Sellers' Company Shares were issued in compliance with all applicable laws;

         (v) there are no authorized or outstanding options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, redemption rights or other contracts or commitments relating to the Sellers' Company Shares; and

CONFIDENTIAL


         (vi) there are no voting trusts, proxies, powers of attorney or other agreements or understandings with respect to the voting of the Sellers' Company Shares.

     (b) On the Closing Date, the provisions set forth in paragraph 4(a) above shall apply; provided, however, that such provisions shall not be subject to the exceptions set forth in Schedule 4(a).
                        -------------

     (c) To the Sellers' knowledge, the Company and each other member of the Iusacell Group has good, valid and marketable or saleable title, as applicable, to and, in the case of leased properties and assets, has valid leasehold interests in all of its material properties and assets, real, personal and mixed, which it purports to own or lease, including without limitation all properties and assets reflected in the Company Current Balance Sheet and not sold, retired or otherwise disposed of since the date thereof in the ordinary course of the Company Business consistent with past practices, free and clear of all Liens, except for (i) Liens for current real or personal Property Taxes not yet due and payable, (ii) Liens disclosed in Schedule 4(c) attached hereto and
                                               -------------
(iii) Liens, such as utility easements and the like, that are immaterial in character, amount and extent, and which do not detract from the value or interfere with the present use of the assets or properties they affect.

     (d) To the Sellers'  knowledge,  Schedule  4(d) lists all real property and
                                      --------------
interests in real property, owned, leased or otherwise held by any member of the Iusacell Group for use in the Company Business.

     (e) To the Sellers' knowledge, the (i) assets owned by the Company and the other members of the Iusacell Group and (ii) assets which the Company and the other members of the Iusacell Group use pursuant to a lease, license or right to use, which are required to conduct the Company Business in all material respects in the manner conducted as of the date of this Agreement will remain, immediately after the Closing, under the Company's or other Iusacell Group member's ownership or in effect in accordance with the terms of such lease, license or right to use, except as set forth in Schedule 4(e) hereto.
                                                -------------

     5. Condition of Tangible Assets. To the Sellers' knowledge,  the buildings,
        ----------------------------
structures, facilities, equipment and other items of tangible property and assets (excluding Inventory) of the Company and the other members of the Iusacell Group, taken as a whole, are in all material respects in satisfactory operating condition and repair, subject to normal wear and maintenance, are useable in the regular and ordinary course of the Company Business consistent with past practice, and conform in all material respects to all applicable Requirements of Law. To the Sellers' knowledge, no Person other than the Company or another member of the Iusacell Group owns any material equipment or other material tangible assets situated on the premises of the Company or another member of the Iusacell Group and utilized in the Company Business, except for the leased and other items disclosed on Schedule 5.
                                        ----------

     6. Authorizations and Telecommunications Licenses.
        ----------------------------------------------

     (a) Except as set forth in Schedule 6(a) hereto, the Company and each other
                                -------------
member of the Iusacell Group currently has and as of the Closing Date shall continue to have all of the Telecommunications Licenses and other Authorizations required under COFETEL's, the SCTs, and

CONFIDENTIAL


the applicable Telecommunications Law, rules, regulations and orders necessary to own, lease and operate its properties and assets and to carry on its business as now being conducted and as will be conducted in the performance of this Agreement, and such Telecommunications Licenses and other Authorizations are and on the Closing Date shall be valid. Except as set forth in Schedule 6(a) hereto, the Company and each other member of the Iusacell Group currently has and as of the Closing Date shall continue to have all other Authorizations necessary to conduct the Company Business as such is conducted as of the date of this Agreement, except for such Authorizations which failure to hold would not individually or in the aggregate have a Material Adverse Effect, and such Authorizations are and on the Closing Date shall be valid.

     (b) Exhibit C-1 hereto  contains a true,  correct and complete  list of all
         -----------
currently effective Telecommunications Licenses held by the Company or any other member of the Iusacell Group which are necessary to conduct the Company Business. Exhibit C-2 hereto contains a true, correct, and complete list of all currently effective Telecommunications Licenses held by third parties which are necessary to conduct the Company Business. True, correct and complete copies of each Telecommunications License listed in Exhibits C-1 hereto have previously been delivered to the Buyer.

     7. Accounts Receivable.  To the Sellers' knowledge, the accounts receivable
        -------------------
as set forth on the Company Current Balance Sheet or arising since the date thereof have arisen only in the ordinary course of business out of performance of services or bona fide sales and deliveries of goods. Adequate reserves for returns, sales allowances, and uncollectibility have been provided for on the Company Current Balance Sheet in accordance with Mexican GAAP and consistent with the Company's and each other Iusacell Group member's past practice. To the Knowledge of the Sellers, there exist no facts or circumstances (other than general economic conditions) that are likely to result in any material increase in the uncollectibility of accounts receivable. Schedule 7 includes the
                                                      -----------
aggregate figures as of June 30, 2000 of accounts and notes receivable due the Company and any other Iusacell Group member which have been outstanding for: (a) thirty (30) calendar days or less; (b) more than thirty (30) but less than sixty-one (61) calendar days; (c) more than sixty (60) but less than ninety-one
(91) calendar days; and (d) more than ninety (90) calendar days.

     8. Intellectual  Property Rights. Except as set forth in Schedule 8 hereto,
        -----------------------------                         ----------
to the Sellers' knowledge: (a) the members of the Iusacell Group own, or possess licenses or other valid rights to use, all of the Intellectual Property necessary for the conduct of the Company Business as currently conducted; (b) there are no claims or suits pending or, to the Knowledge of the Sellers, threatened, alleging that the activities of any member of the Iusacell Group or the conduct of the Company Business infringes upon the Intellectual Property of a third party, or challenging the ownership, validity or enforceability of any Intellectual Property necessary for the conduct of the Company Business as conducted as at the date of this Agreement; and (c) no Person is infringing upon any Intellectual Property of any member of the Iusacell Group affecting the Company Business.

     9. Changes Since December 31, 1999.
        -------------------------------

     Since  December  31,  1999,  there has not been,  except  as  disclosed  in
Schedule 9 hereto:
----------

CONFIDENTIAL


     (a) Any Material Adverse Change in the business or financial condition of the Company or any other member of the Iusacell Group;

     (b) Any Material Adverse Change in any of the assets or any change in the licenses, permits or authorizations of the Company or any other member of the Iusacell Group, any Material Adverse Change in the nature of the business, any change in the methods of accounting or accounting practices of the Company or any other member of the Iusacell Group, or any Material Adverse Change in the manner of conducting business by the Company or any other member of the Iusacell Group;

     (c) Any direct or indirect redemption. purchase or other acquisition of, or any declaration. setting aside or payment of any dividend or other distribution on or in respect of, any shares of the Company or any other member of the Iusacell Group;

     (d) Any obligation or liability, or any damage, destruction or other casualty loss incurred by the Company or any other member of the Iusacell Group, other than obligations and liabilities incurred in the ordinary course of business which, individually or in the aggregate, would not have a Material Adverse Effect on the Company or any other member of the Iusacell Group;

     (e) Any amendment, modification or termination of any existing, or any entering into of a new, contract, note or other instrument to which the Company or any other member of the Iusacell Group is a party or by which it is bound, outside the ordinary course of business or which would have a Material Adverse Effect on the Company or any other member of the Iusacell Group;

     (f) Any bonus paid, or any agreement (oral or otherwise) to pay a bonus, or any increase in the rate of compensation or in the benefits payable or to become payable to any officer or other employee of the Company or any other member of the Iusacell Group over the levels in effect on December 31, 1999 and outside the ordinary course of business.

     10. Litigation; Judgments.
         ---------------------

     (a) To the Sellers'  knowledge  and except as  disclosed in Schedule  10(a)
                                                                 ---------------
hereto, there are no lawsuits, actions, claims, proceedings, investigations or examinations of any nature pending or, to the Knowledge of Sellers; threatened against the Company or any other member of the Iusacell Group or any of their respective properties or assets before or by any federal, state, municipal or other governmental subdivision, agency, authority or other instrumentality; or any arbitration tribunal, which either involves (i) a claim or claims over five hundred thousand dollars (US$500,000), or (ii) a claim or claims that would have a Material Adverse Effect on the Company.

     (b) Except as disclosed in Schedule  10(b) hereto,  there are no judgments,
                                ---------------
awards, fines or penalties of any nature outstanding with respect to the Company or any other member of the Iusacell Group.

CONFIDENTIAL


     11. Compliance.
         ----------

     To the Sellers' knowledge, each of the members of the Iusacell Group:

     (a) Except as set forth in Schedule  11(a) hereto,  is in compliance in all
                                ---------------
material respects with all contracts, notes and other instruments to which it is a party or by which it is bound and which involve an amount in excess of two hundred thousand dollars (US$200,000).

     (b) Is in compliance in all material respects with all laws, statutes, regulations, regulatory approvals, orders, judgments and arbitration awards, and with all other restrictions of any kind or character, to which it is subject.

     (c) Except as set forth in Schedule  11(c) hereto,  is in compliance in all
                                ---------------
material respects with the terms and conditions of all Authorizations it holds; there are no disputes or proceedings pending or, to the knowledge of the Sellers, threatened with respect to the suspension, revocation or limitation of any of its Authorizations, and no event has occurred which, whether with notice or the lapse of time or both, will or may result in any such suspension, revocation or limitation; and all filings, submissions and other actions required to have been made or taken in order to maintain its Authorizations in effect, and in order to comply with the obligations imposed with respect thereto, have been made or taken within the time periods required by applicable law.

     12. Regulatory Authorities.
         ----------------------

     (a) To the Sellers' knowledge, the Sellers have provided or will provide within three )3) weeks of the date hereof the Buyer with true, correct and complete copies of all filings and submissions made by either the Company or any other member of the Iusacell Group with any regulatory authority since January l, 1998, other than filings or submissions of a ministerial or routine nature.

     (b) Except as disclosed in Schedule  12(b)  hereto,  each of the Company or
                                ---------------
any other member of the Iusacell Group has made with each regulatory authority all filings and submissions that are required by applicable law. Such filings and submissions were in compliance with applicable law when filed, and no deficiencies have been asserted by any regulatory authority with respect to such filings or submissions. The foregoing filings and submissions did not at the time when %they were filed, or when supplemented or amended, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     (c) Except as disclosed in Schedule  12(c) hereto,  there are no violations
                                ---------------
cited in or resulting from any examination by any regulatory authority or any other action of any nature whatsoever, with respect to which any refunds, restitutions or penalties have been levied and remain unpaid.

     13. Environmental Matters.
         ---------------------

     (a) To the Sellers' knowledge, each member of the Iusacell Group is in compliance with all Environmental Laws affecting the Company Business. To the Sellers' Knowledge there are no

CONFIDENTIAL


events, conditions, circumstances, activities, practices, incidents, actions or plans in any way related to the Company Business which will, or would reasonably be expected to, give rise to any Environmental Claim.

     (b) As used herein:

     "Environmental Claim" means any and all administrative or judicial actions,
      -------------------
suits, orders, claims, Liens, notices, violations or proceedings related to any applicable Environmental Laws brought, issued or asserted by: (i) a Governmental Authority for compliance, damages, penalties, removal, response, remedial or other action pursuant to any applicable Environmental Laws; or (ii) a third party seeking damages, contribution, remediation or other action for personal injury or property damage resulting from the release of a government regulated hazardous material at, to or from any real property upon which the Company Business is located or operated.

     "Environmental  Laws" means all applicable  federal,  state and local laws,
      -------------------
statutes, ordinances, codes, rules and regulations related to protection of the environment and/or the handling, presence, use, generation, treatment, storage, transportation, release, discharge, emission or disposal of government regulated hazardous materials in effect on or before the Closing Date.

     14. Labor Matters.
         -------------

     (a) To the Sellers' knowledge: (i) each of the Company and the other members of the Iusacell Group is in compliance in all material respects in its obligations to its current and former employees, including the payment in full of all compensation for services performed, other than amounts which are not yet payable in accordance with the law, including without limitation accrued vacation pay or deferred compensation; (ii) each of the Company and the other members of the Iusacell Group has complied with the reporting and withholding provisions of the laws of the United Mexican States, including without limitation fiscal and social. security laws, regulations and practices, and similar state and local laws, and with federal, state and local laws, statutes, regulations and orders relating to employment and employment practices, terms and conditions of employment and workplace, and wages and hours; and (iii) each of the Company and the other members of the Iusacell Group is and the labor practices ,of each are in compliance with its respective Shop Rules (Reglamento Interior de Trabajo), as currently in effect.

     (b)  Except  as  disclosed  in  Schedule  14(b)(i)  hereto,   there  is  no
                                     ------------------
labor-related  complaint,  charge or claim  against  the  Company,  or any other member of the Iusacell Group pending or, to the Knowledge of the Sellers, threatened before any regulatory authority. No work stoppage against the Company or any other member of the Iusacell Group is pending or overtly threatened.
Schedule  14(b)(ii)  hereto  contains a true,  correct and complete list of each
-------------------
collective bargaining agreement (contrato colectivo de trabajo) in effect to which the Company or any other member of the Iusacell Group is a party. True, correct and complete copies of each collective bargaining agreement listed in
Schedule  14(b)(ii)  will be  available  to the Buyer,  at the Buyer's  request,
-------------------
within three weeks of the date hereof.

     15. Distributors.  To the Sellers' knowledge, Schedule 15 hereto contains a
         ------------                              -----------
true, correct and complete list of all authorized and current distributors (with a direct contractual relationship with the Company) that are engaged by the
Company  or  any  other  member  of  the  Iusacell   Group  to

CONFIDENTIAL


distribute any telecommunications services or products. The Sellers will deliver to the Buyer true, correct and complete copies of all forms of contracts, agreements or other arrangements between the Company and any other member of the Iusacell Group and such distributors which are currently in effect within three weeks of the date hereof.

     16. Undisclosed Liabilities.
         -----------------------

     Except as  disclosed  in Schedule  16 hereto,  to the  Sellers'  knowledge,
                              ------------
neither the Company nor any other member of the Iusacell Group has any obligations or liabilities, whether direct or indirect, joint or several, absolute or contingent, matured or unmatured, secured or unsecured, other than:

     (a) Liabilities disclosed or adequately provided for in the Company Financial Statements; and

     (b) Liabilities incurred in the ordinary course of business since the date of the Company Financial Statements, none of which, individually or in the aggregate, could have a Material Adverse Effect on either the Company or any other member of the Iusacell Group.

     17. Contracts, Agreements. Etc.
         ---------------------------

     (a) Except as listed and briefly  described in Schedule 17(a),  neither the
                                                    --------------
Company nor any other member of the Iusacell Group is a party to any of the following agreements, whether written or oral, express or implied. relating exclusively to the operation of the Company Business, which will continue to bind, or impose any liability on, the Company or any other member of the Iusacell Group after the Closing Date:

         (i) agreement, contract, lease, guarantee, or commitment, or series of related agreements, contracts, leases or commitments, which involve an amount in excess of two hundred thousand dollars (US$200,000) on an annual basis;

         (ii) agreement, contract or commitment limiting or restraining the Company or any other member of the Iusacell Group from engaging in any business or pursuing any strategic initiative or competing in any manner;

         (iii) license or other agreement which relates in whole or in part to any software, patent, trademark, trade name, service mark or copyright owned by any Person other than the Company or another member of the Iusacell Group and which involves an amount in excess of two hundred thousand dollars (US$200,000) on an annual basis, other than software programs which are generally commercially available;

         (iv) interconnection agreement;

         (v) management agreement which involves an amount in excess of two hundred thousand dollars (US$200,000) on an annual basis;

         (vi) agreements with employees for a term which involve an amount in excess of two hundred thousand dollars (US$200,000) on an annual basis;

CONFIDENTIAL


         (vii) commission, reseller, distributorship or sales agency agreement, contract or commitment which involves an amount in excess of two hundred thousand dollars (US$200,000) on an annual basis;

         (viii) agreement, contract, lease or commitment with respect to the ownership or leasing of cell sites, space on towers, switches or store locations which involves an amount in excess of two hundred thousand dollars (US$200,000) on an annual basis; or

         (ix) other material agreement, contract or commitment not made in the ordinary course of operation of the Company Business consistent with past practice.

     (b) To the Sellers' knowledge, each of the agreements, contracts, commitments, leases, plans and other instruments, documents and undertakings required to be listed in Schedule 17(a) in response to the foregoing
                              ----------------
(collectively,  "Company Contracts") is valid and enforceable against the member
                 -----------------
of the Iusacell Group party thereto and, to the Knowledge of the Sellers, against any other party thereto in accordance with its terms except to the extent that such enforcement may be limited by applicable bankruptcy or insolvency (concurso mercantil), reorganization, moratorium, and other similar laws affecting creditors' rights generally. Neither the Company nor any other member of the Iusacell Group is,, and to the Knowledge of Seller no other party thereto is, in default in the performance, observance or fulfillment of any material obligation, covenant or condition contained in the Company Contracts, and no event caused by, relating to or affecting any member of the Iusacell Group has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default by the Iusacell Group member thereunder, and to the Knowledge of the Sellers, no event caused by, relating to or affecting any other party thereto has occurred which with or without the giving of notice or lapse of time, or both, would constitute a default by such other party thereunder.

     (c) To the Sellers' knowledge, neither the Company nor any other member of the Iusacell Group has received notification that any material supplier of the Company Business or party to any Company Contract intends to cancel or otherwise materially and adversely modify its relationship with the Company Business or to decrease materially or limit its `purchases, services, supplies or materials from or to the Company Business.

     18. Material Interest of Certain Persons.
         ------------------------------------

     (a) Except as disclosed in Schedule  18(a) hereto,  to the Knowledge of the
                                ---------------
Sellers, none of the shareholders of the Company or any other member of the Iusacell Group or any Affiliates of said shareholders, nor any of the officers or directors of the Company or any other member of the Iusacell Group, nor any person with whom any such shareholder, Affiliate, officer or director has a direct or indirect relation by blood, marriage or adoption, has any material interest in: (a) any contract, arrangement or understanding with or relating to the business or operations of the Company or any other member of the Iusacell Group; or (b) any property, real or personal, tangible or intangible, used or intended to be used in the business or operations of the Company or any other member of the Iusacell Group.

     (b) Neither the Company nor any other member of the Iusacell Group is indebted in any amount whatsoever, directly or indirectly, to any person who is an officer, director or shareholder

CONFIDENTIAL


of said Company or other Iusacell Group member or who is an Affiliate of any such persons, other than for salaries for services rendered or reimbursable business expenses, nor is any such officer, director, shareholder or Affiliate indebted to either the Company or any other member of the Iusacell Group.

     19. Taxes.
         -----

     To the Knowledge of the Sellers:

     (a) All Tax Returns that were required to be filed by or with respect to the Company and any other member of the Iusacell Group, have been or will be filed on a timely basis (taking into account all extensions of due dates) in accordance with applicable law.

     (b) All Tax Returns are true, correct and complete in all respects.

     (c) All Taxes due with respect to such Tax Returns which are otherwise due and payable, including any Taxes payable pursuant to any assessment made by any relevant taxing authority in respect of such periods, have been or will be paid in full when due or are fully provided for in the Company Financial Statements and the Company Current Balance Sheet.

     (d) All Taxes required to be withheld or paid over by or with respect to the Company and any other member of the Iusacell Group to any relevant Tax authority in connection with payments to employees, independent contractors, creditors, shareholders or third parties have been so withheld and paid over.

     (e) The Sellers have delivered or made available, or will make available within three weeks of the date hereof, to the Buyer true, correct and complete copies of all Tax Returns filed by the Company and any other member of the Iusacell Group since 1999.

     (f) Except as disclosed in Schedule 19(f) hereof,  the Tax Returns referred
                                --------------
to above have been examined by the Mexican Ministry of Finance and Public Credit (Secretaria de Hacienda y Credito Publico) or the appropriate provincial, local or foreign Tax authority, or the period for assessment of the Taxes in respect of which such Tax Returns were filed has expired under the applicable statute of limitations (giving affect to all extensions and waivers).

     (g) All deficiencies assessed or asserted made as a result of such examinations have been paid in full and no issues that were raised in connection with such examination are currently pending.

     (h) No audits or exams with respect to the Company or any other member of the Iusacell Group are ongoing or have been threatened or proposed (either in writing or verbally, formally or informally) by any relevant taxing authority.

     (i) Neither the Company nor any other member of the Iusacell Group has given or been requested to give a waiver of extension (or is or could be subject to a waiver or extension given by any other person) of any statute of limitation relating to the payment of Taxes.

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CONFIDENTIAL


     (j) Except as disclosed in Schedule 19(j) hereto, there are no Tax rulings,
                                --------------
requests for rulings, or closing agreements related to the Company or any other member of the Iusacell Group which could affect their respective Tax liabilities for any period.

     (k) No power of attorney has been granted by the Company or any other member of the Iusacell Group with respect to any Tax matters relating to their respective Taxes which is currently in force, except as set forth in Schedule 22
                                                                     -----------
as applicable.

     (1) No Tax authority in a jurisdiction where the Company or any other member of the Iusacell Group does not file Tax Returns has made a claim, assertion or threat (either in writing or verbally, formally or informally) that the Company or any other member of the Iusacell Group is or may be subject to Tax in such jurisdiction.

     (m) Except as disclosed in Schedule 19(m) hereto, there are no Tax liens or
                                --------------
any assessments of the Company or any other member of the Iusacell Group except for Taxes not yet due and payable.

     (n) Neither the Company nor any other member of the Iusacell Group is subject to any material liability for Taxes for any other Person.

     20.  Insurance.  Each of the Company and any other  member of the  Iusacell
          ---------
Group has all of its material assets and operations insured against risks and damage in amounts which are considered adequate and customary in the United Mexican States. All material insurance policies are in full force and effect in accordance with their terms, and no notice of cancellation of such polices has been received.

     21. Brokers,  Finders,  Etc. Neither the Seller,  the Company nor any other
         ------------------------
member of the Iusacell Group has employed or is subject to any claim of any broker, finder, consultant or other intermediary in connection with the transactions contemplated by this Agreement, who might be entitled to a fee or commission from the Buyer.

     22.  Powers of  Attorney.  To the  Sellers'  knowledge,  Schedule 22 hereto
          -------------------                                 -----------
contains true, correct and complete lists of all individuals or entities to whom the Company and any other member of the Iusacell Group, respectively, have granted powers of attorney (whether general, special or otherwise) which are in effect as of the date hereof. At the request of the Buyer, the Sellers shall have provided or shall provide the Buyer with the following information with respect to each such power of attorney: (a) the date the power was granted; (b) the corporate body that granted the same (e.g., the general shareholders meeting, the board of directors or another attorney-in-fact of the Company or another member of the Iusacell Group); (c) the authority conferred by such power (e.g., lawsuits and collections; acts of administration; etc.); (d) the name and number of the Public Notary before whom the power was protocolized, and the number of the Public Instrument evidencing such protocolization; and (e) the Public Registry inscription data relating to such Public Instrument.

     23. Form of  Agreements:  Subscriber  List.  Schedule 23 sets forth:  (a) a
         --------------------------------------   -----------
listing of the standard rate plans being offered by the Company and each other member of the Iusacell Group as of the date of this Agreement; (b) a description of the products and services being provided to

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CONFIDENTIAL


subscribers of the Company or such other member of the Iusacell Group at the date of this Agreement; and (c) copies of the standard forms of subscriber agreements in use at the date of this Agreement at the Iusacell Group's retail stores.

     24.  Availability  of  Documents.  Except  for  an  agreement  with  Lucent
          ---------------------------
Technologies de Mexico, S.A. de C.V., the Sellers will have provided access to the Buyer within three weeks, at the Buyer's request, to any and all copies of all documents listed in the Schedules hereto. All of the above referenced copies are available or, upon the Buyer's request, shall be made available at the Company's offices. Such copies are complete and accurate and include all amendments, supplements and modifications thereto or waivers currently in effect thereunder.

     25.  Compliance  with  Laws.  Each  of the  Sellers  and  their  respective
          ----------------------
Affiliates, agents and representatives have observed the following requirements in all matters relevant to the transactions contemplated by this Agreement:

     (a) no action has been taken by or on behalf of any of the foregoing Persons which violates any applicable law or regulation of Mexico or any other applicable jurisdiction (including the provisions of the US Foreign Corrupt Practices Act);

     (b) no expenditure for other than lawful purposes has been made by or on behalf of any of the foregoing Persons; and

     (c) no payments have been made and nothing of value shall be given to government officials by any of the foregoing Persons or any of their agents, except such payments as are required by law and made to such officials in other than their individual capacities.

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                                    EXHIBIT F

                   REPRESENTATIONS AND WARRANTIES OF THE BUYER

     The Buyer hereby represents and warrants to the Sellers that:

     l. Incorporation: Authorization: Etc.
        ----------------------------------

     (a) It is a private limited liability company registered with the Chamber of Commerce under number 24314525, duly constituted, validly existing and in good standing under the laws of the Netherlands, as evidenced by a certificate of good standing issued on February 13, 2001 by the Chamber of Commerce and Industries for Rotterdam of the government of the Netherlands.

     (b) The Buyer: (i) is duly qualified to do business and is in good standing, and is duly licensed or authorized to transact business, in each jurisdiction in which its ownership or lease of property or the nature or conduct of its business requires it to be so qualified, in good standing, or so licensed or authorized, except where the failure to be so qualified and in good standing, or so licensed or authorized, would not individually or in the aggregate have a Material Adverse Effect; (ii) has all regulatory approvals necessary to own, lease and operate its properties and assets and to carry on its business as now being conducted and as will be conducted in the performance of this Agreement; and (iii) is in compliance with all provisions of its constituent document and bylaws.

     (c) Upon the receipt of the required Authorizations, the execution of this Agreement does not, and the performance of the Buyer's obligations hereunder will not: (i) violate any provision of the constituent document or bylaws of the Buyer; (ii) violate or conflict with any law, statute, regulation, regulatory approval, order, judgment or arbitration award, or any other restriction of any kind or character to which the Buyer is subject; or (iii) violate or breach any contract to which the Buyer is a party.

     (d) Jason Wilcox and/or Jonathan Kriegel have all powers necessary to execute this Agreement on the Buyer's behalf and to bind the Buyer in accordance with the terms hereof, said powers not having been revoked or limited in any manner.

     (e) This Agreement constitutes a legal, valid and binding obligation of the Buyer, enforceable against it in accordance with its terms, except where enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally.

     2.  Litigation.  There  are  no  lawsuits,  actions,  claims,  proceedings,
         ----------
investigations or examinations of any nature pending or, to the Knowledge of the Buyer, threatened against the Buyer or any of its properties or assets before or by any federal, state, municipal or other governmental subdivision, agency, authority or other instrumentality, or any arbitration tribunal, which would have a Material Adverse Effect on the Buyer's ability to perform its obligations hereunder.

     3. Brokers,  Finders, Etc. Excluding the Broker, the Buyer has not employed
        -----------------------
and is not subject to any claim of any broker, finder. consultant or other intermediary in connection with the

CONFIDENTIAL


transactions contemplated by this Agreement, who might be entitled to a fee or commission from the Sellers.

     4. Due Diligence  Disclosure.  The Buyer has not discovered any information
        -------------------------
which would make any of the Sellers' representations or warranties hereunder sufficiently inaccurate to result in an indemnification claim under Article VI of this Agreement.

     5. Compliance  with Laws. Each of the Buyer and its respective  Affiliates,
        ---------------------
agents and representatives have observed the following requirements in all matters relevant to the transactions contemplated by this Agreement:

     (a) no action has been taken by or on behalf of any of the foregoing Persons which violates any applicable law or regulation of Mexico or any other applicable jurisdiction (including the provisions of the U.S. Foreign Corrupt Practices Act);

     (b) no expenditure for other than lawful purposes has been made by or on behalf of any of the foregoing Persons; and

     (c) no payments have been made and nothing of value shall be given to government officials by any of the foregoing Persons or any of their agents, except such payments as are required by law and made to such officials in other than individual capacities.

CONFIDENTIAL


                                    SCHEDULES
                                    ---------

     The  following  Schedules  are attached  hereto and  incorporated  into the
Agreement:


Schedule 1(d)       -    Subsidiaries Incorporated Under Foreign Law
Schedule 1(f)       -    Authorizations necessary for the Company Business which are lacking
Schedule 1(g)       -    Restrictions for the Sale of the Company Shares
Schedule 2          -    Stock Purchase Options
Schedule 4(a)       -    Title, Liens and Restrictions for Sale of the Company Shares
Schedule 4(c)       -    Liens on the Company's Property
Schedule 4(d)       -    Real Property Owned or Leased by the Company
Schedule 4(e)
Schedule 5          -    Property of the Company being used by third parties and assets being used by the
                         Company which belong to third parties
Schedule 6(a)       -    Authorizations and Telecommunications Licenses
Schedule 7          -    Accounts Receivable
Schedule 8          -    Intellectual Property Infringement Claims
Schedule 9          -    Material Changes since December 31, 1999
Schedule 10(a)      -    Litigation, Judgements
Schedule 10(b)      -    Outstanding Judgements, Awards and Fines
Schedule 11 (a)     -    Compliance with Contracts
Schedule 11 (c)     -    Compliance with Authorizations
Schedule 12(b)      -    Filings made by the Company which have been asserted some deficiency
Schedule 12(c)      -    Uncured Violations
Schedule 14(b)(i)   -    Labor claims against the Company
Schedule 14(b)(ii)  -    Collective Bargaining Agreements
Schedule 15         -    List of Current Authorized Distributors
Schedule 16         -    Undisclosed Liabilities
Schedule 17(a)      -    Agreements entered into by the Company listed in Representation 17
Schedule 18(a)      -    Material Interest of Shareholders, Officers and Affiliates
Schedule 19(f)      -    Tax issues
Schedule 22         -    Powers of Attorney
Schedule 23         -    (a) Standard Rate Plans
                         (b) Products and Services Provided
                         (c) Subscriber Agreements
